UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COUPANG, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2024

Proxy Statement

And Notice of Annual Meeting

of Stockholders

2024 Coupang Proxy Statement

PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders
To Be Held on Thursday, June 13, 2024 at 5:00 p.m., Pacific Time

TIME 5:00 p.m. Pacific Time	DATE June 13, 2024	LOCATION Virtual www.virtualshareholdermeeting.com/CPNG2024

720 Olive Way, Suite 600
Seattle, Washington 98101

Proposals

Coupang, Inc. (the “Company”, “Coupang”, “we,” or “us”) is holding our 2024 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) for the following purposes, as more fully described in this Proxy Statement (this “Proxy Statement”):

1.     to elect the seven director nominees named herein (Proposal No. 1);

2.     to ratify the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (Proposal No. 2);

3.     to consider a non-binding vote to approve the compensation of our named executive officers (Proposal No. 3); and

4.     to consider such other business as may properly come before the Annual Meeting.

Record Date	Stockholders of record as of the close of business on April 19, 2024 (the “Record Date”) are entitled to this notice and to vote at the Annual Meeting.

Proxy Voting

On or about April 26, 2024, we will mail to stockholders of record as of the Record Date (other than those who previously requested electronic or paper delivery on an ongoing basis) a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) with instructions for accessing our proxy materials and voting instructions.

As described in this Proxy Statement, you may vote online or by phone, or, if you received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

Attending the Meeting	To attend the Annual Meeting, vote, or view the list of registered stockholders during the Annual Meeting, stockholders of record will be required to visit the meeting website listed above and log in using their 16-digit control number included on their proxy card or Internet Notice. Beneficial owners should review the proxy materials and their voting instruction form or Internet Notice for how to vote in advance of, and how to participate in, the Annual Meeting.

By Order of the Board of Directors,

Harold Rogers

General Counsel and
Chief Administrative Officer

1 | 2024 Coupang Proxy Statement

2 | 2024 Coupang Proxy Statement

PROXY STATEMENT

For the 2024 Annual Meeting of Stockholders
To Be Held on Thursday, June 13, 2024, at 5:00 p.m., Pacific Time

GENERAL INFORMATION ABOUT VOTING AND THE ANNUAL MEETING

This Proxy Statement (this “Proxy Statement”) is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Coupang, Inc. (the “Company”, “Coupang”, “we,” or “us”) for use at our 2024 Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “Annual Meeting”). The Annual Meeting will be held virtually via live webcast. To attend and vote at the Annual Meeting and view the list of registered stockholders as of the close of business on April 19, 2024 (the “Record Date”) during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2024 and enter the 16-digit control number found on the Internet Notice or on the proxy card provided to you with this Proxy Statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access and vote at the Annual Meeting with the 16-digit control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a legal proxy in order to be able to attend, participate in, or vote at the Annual Meeting.

See “Attending the Virtual Meeting Online” below for more information.

Our fiscal year is consistent with the calendar year and ends on December 31. Unless stated otherwise, all references to years herein shall relate to our fiscal years. For example, references to year 2023 relate to our fiscal year ended December 31, 2023.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 13, 2024.

Copies of this Proxy Statement and our Annual Report on Form 10-K for 2023 (the “2023 Annual Report”) are available at www.proxyvote.com.

Voting Rights

Only holders of record of our Class A common stock and Class B common stock as of the Record Date will be entitled to vote at the Annual Meeting. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.

In deciding all matters at the Annual Meeting, as of the Record Date, each share of Class A common stock represents one vote, and each share of Class B common stock represents 29 votes. We do not have cumulative voting rights for the election of directors. As of the Record Date, we had 1,612,466,408 shares of Class A common stock and 174,802,990 shares of Class B common stock outstanding and entitled to vote, according to the records maintained by our transfer agent.

For ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be made available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 720 Olive Way, Suite 600, Seattle, Washington 98101, and will be available in electronic form on the day of the Annual Meeting at www.virtualshareholdermeeting.com/CPNG2024. If, due to adverse weather conditions or other unforeseen circumstances, our headquarters are closed or visitation is limited during the ten days prior to the Annual Meeting, a stockholder may send a written request to corporatesecretary@coupang.com, and we will arrange a way for the stockholder to inspect the list.

3 | 2024 Coupang Proxy Statement

Notice of Internet Availability of Proxy Materials

As permitted by the U.S. Securities and Exchange Commission (the “SEC”) rules, for the Annual Meeting, we have elected to furnish our proxy materials, including this Proxy Statement and our 2023 Annual Report, to our stockholders electronically via the Internet. On or about April 26, 2024, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing notice of the Annual Meeting and instructions on how to access our proxy materials, including this Proxy Statement and our 2023 Annual Report, to vote at the Annual Meeting, and to request printed copies of the proxy materials. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in this Proxy Statement and 2023 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Internet Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote your shares are contained in the proxy card included in those materials.

Voting Your Shares

If you are the record holder of your shares as of the close of business on the Record Date, you may vote in one of four ways. You may vote by submitting your proxy over the Internet, by telephone, or by mail, or you may vote electronically during the Annual Meeting.

By Internet	You may vote your shares from any location in the world at www.proxyvote.com (you will need the control number printed on your Internet Notice or proxy registration confirmation email).
By Telephone	You may vote your shares by calling 1-800-690-6903 and following the instructions on your proxy card.
By Mail	If you received a proxy card by mail, you may vote by completing, dating, and signing the proxy card and promptly mailing it in the postage-paid envelope provided.
During the Meeting	To vote at the meeting, visit www.virtualshareholdermeeting.com/CPNG2024 (you will need the control number printed on your Internet Notice or proxy registration confirmation email).

4 | 2024 Coupang Proxy Statement

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:59 p.m., Pacific Time, on June 12, 2024. Note that, in light of possible disruptions in mail service related to any unforeseen circumstances, we encourage stockholders to submit their proxy via telephone or online.

If the shares you own are held by a broker, bank, trustee, or other nominee in a fiduciary capacity (typically referred to as being held in “street name”), you may instruct that institution on how to vote your shares. You will receive instructions from the broker, bank, trustee, or other nominee that holds your shares, which you must follow in order for your shares to be voted.

Attending the Annual Meeting Online

We have decided to hold the Annual Meeting virtually in the form of a live webcast. At this time, we believe that this is the right choice for the Company and our stockholders as it provides expanded stockholder access regardless of the resources available to stockholders, improves communications, and reduces the carbon footprint of our activities. The Annual Meeting will convene promptly at 5:00 p.m., Pacific Time, on June 13, 2024. In order to attend and vote at the Annual Meeting, and view the list of registered stockholders as of the Record Date during the meeting, stockholders of record must access the meeting website at www.virtualshareholdermeeting.com/CPNG2024 and input the 16-digit control number found on the Internet Notice or on the proxy card provided to you with this proxy statement. If your shares are held in street name through a broker, bank, trustee, or other nominee and your Internet Notice or voting instruction form indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Annual Meeting with the 16-digit control number indicated on that Internet Notice or voting instruction form. Otherwise, stockholders who hold their shares in street name should contact their broker, bank, trustee, or other nominee that holds their shares (preferably at least five days before the Annual Meeting) to obtain a “legal proxy” in order to be able to attend, participate in, or vote at the Annual Meeting.

Even if you plan to attend the live webcast of the Annual Meeting, we encourage you to vote in advance by Internet, telephone, or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Technical Difficulties

We encourage you to access the Annual Meeting before it begins. Online check-in will be available at www.virtualshareholdermeeting.com/CPNG2024 approximately 15 minutes before the meeting starts on June 13, 2024. If you have difficulty accessing the meeting, please email ir@coupang.com. We will have technicians available to assist you.

Recommendations of the Board

At the Annual Meeting, our stockholders will be asked to vote on the proposals set forth below. The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card or vote your shares by telephone or over the Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted in accordance with the Board’s recommendations as follows:

“FOR” the election of the seven director nominees named herein;

“FOR” the ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

“FOR” the approval of the compensation of our named executive officers.

5 | 2024 Coupang Proxy Statement

We are not aware of any matters to be voted on by stockholders at the Annual Meeting other than those referenced above. If any matter is properly presented at the Annual Meeting, your executed proxy gives your proxy holder discretionary authority to vote your shares in accordance with their best judgment with respect to the matter.

Broker Non-Votes

If the shares you own are held in street name through a broker, bank, trustee, or other nominee, such broker, bank, trustee, or other nominee is required to vote your shares in accordance with your instructions. You should direct any such organization on how to vote the shares held in your account. Under applicable stock exchange rules, if you do not instruct the broker, bank, trustee, or other nominee that holds your shares on how to vote your shares, such organization will be able to vote your shares with respect to certain “routine” matters but will not be allowed to vote your shares with respect to certain “non-routine” matters. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm is expected to be a routine matter. Each other proposal to be voted on at the Annual Meeting is expected to be a non-routine matter. Generally, broker non-votes occur when shares held by a broker, bank, trustee, or other nominee in street name for a beneficial owner are not voted with respect to a particular proposal because the organization has not received voting instructions from the beneficial owner and lacks discretionary voting power to vote those shares. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, bank, trustee, or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

Revoking Your Proxy or Changing Your Vote

Voting over the Internet or by telephone or execution of a proxy will not in any way affect a stockholder’s right to attend the Annual Meeting and vote electronically. A proxy may be revoked before it is used to cast a vote at the Annual Meeting. If you are the record holder of your shares, you can revoke a proxy by doing one of the following:

●	filing with our General Counsel and Chief Administrative Officer, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy;

●	properly submitting a duly executed proxy (via the Internet, telephone, or by returning a proxy card) bearing a later date; or

●	attending the Annual Meeting and voting electronically (please note that your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting).

Any written notice of revocation should be sent to us at the following address: Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, Attention: Harold Rogers, General Counsel and Chief Administrative Officer.

If the shares you own are held in street name, you will need to follow the directions provided to you by your broker, bank, trustee, or other nominee that holds your shares to change your vote.

Quorum and Votes Required

The holders of a majority of the voting power of the outstanding shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present by remote communication at the Annual Meeting or if you have properly submitted a proxy. Abstentions and broker non-votes are included in the shares present or represented at the Annual Meeting for purposes of determining whether a quorum is present. If a quorum is not present, the chair of the Annual Meeting may adjourn the meeting until a quorum is obtained.

6 | 2024 Coupang Proxy Statement

Proposal	Votes Required	Effect of Votes Withheld, Abstentions and Broker Non-Votes
Proposal 1 Election of Directors	Each director is elected by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock voting together as a single class.	Abstentions and broker non-votes will have the effect of a vote “Against.”
Proposal 2 Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against.” We do not expect any broker non-votes on this proposal.
Proposal 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of Our Named Executive Officers (“Say-on-Pay Vote”)	The affirmative vote of the holders of a majority of the voting power of the shares present by remote communication or represented by proxy and entitled to vote thereon.	Abstentions will have the effect of a vote “Against” and broker non-votes will have no effect.

The votes will be counted, tabulated, and certified by a representative of Broadridge, our inspector of election for the Annual Meeting. We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K.

Solicitation of Proxies

We will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for expenses involved in forwarding proxy materials to beneficial owners or soliciting their execution. In addition to solicitations by mail, we, through our directors and officers, may solicit proxies in person, by telephone, or by electronic means. Such directors and officers will not receive any special remuneration for these efforts.

7 | 2024 Coupang Proxy Statement

PROPOSAL 1: ELECTION OF DIRECTORS

The nominating and corporate governance committee of the Board (the “Nominating and Corporate Governance Committee”) identifies, evaluates, and recommends nominees for directors to serve on the Board consistent with the criteria approved by the Board, including consideration of the potential conflicts of interest, director independence, diversity, and other relevant requirements. In doing so, our Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment, and other qualities deemed critical to effective functioning of the Board. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has considered and nominated the seven directors listed below for re-election to the Board at the Annual Meeting.

The directors elected at the Annual Meeting will hold office until our annual meeting of stockholders to be held in 2025 after the end of our fiscal year ending December 31, 2024 (the “2025 Annual Meeting of Stockholders”) and until their successors are duly elected and qualified. We have no reason to believe that any of the nominees will be unavailable or, if elected, will decline to serve. In the event these nominees should become unavailable to serve due to any presently unforeseen reason, proxies will be voted for a substitute as designated by the Board, or alternatively, the Board may leave a vacancy on the Board or reduce the size of the Board.

Nominees for Election to the Board of Directors

The Board of Directors

The biographies of each of our director nominees are included below. Each of the biographies highlights specific experience, qualifications, attributes, and skills that led us to conclude that such person should serve as a member of the Board. We believe that, as a whole, the Board possesses the requisite skills and characteristics, leadership traits, work ethic, and independence to provide effective oversight. No director or executive officer is related by blood, marriage, or adoption to any other director or executive officer. No arrangements or understandings exist between any director and any other person pursuant to which such person was selected as a director or nominee.

8 | 2024 Coupang Proxy Statement

Director Biographies

Bom Kim Chief Executive Officer and Chair of the Board
Age 45 Director Since 2010 Committee Memberships None

Bom Kim founded our company and has served as our Chief Executive Officer and as a Chairman of the Board since May 2010. Mr. Kim attended Harvard University, earning an A.B. degree in Government.

Skills and Qualifications

We believe Mr. Kim is qualified to serve on the Board because of his extensive experience building and leading our business and his insight into our technology as our Founder and Chief Executive Officer.

Neil Mehta Lead Independent Director
Age 39 Director Since 2010 Committee Memberships Compensation (Chair); Nominating and Corporate Governance

Neil Mehta has served as a member of the Board since December 2010. Mr. Mehta founded Greenoaks Capital Partners LLC (“Greenoaks”), an investment firm, and has served as a Managing Director since April 2014. Prior to Greenoaks, Mr. Mehta was a Senior Investment Professional for special situations investments in India, the Middle East, and Southeast Asia for Orient Property Group Ltd., a Hong Kong-based investment firm financed by a fund managed by D.E. Shaw & Co., L.P., from October 2007 to November 2009. Mr. Mehta also previously worked for Kayne Anderson Capital Advisors, an alternative investment firm, where he invested in private companies in the general business and technology sector. Mr. Mehta earned a BSc in Government from The London School of Economics and Political Science.

Skills and Qualifications

We believe Mr. Mehta is qualified to serve as a member of the Board because of his operational experience in the technology industry and extensive knowledge of high-growth companies.

9 | 2024 Coupang Proxy Statement

Jason Child
Age 55 Director Since 2022 Committee Memberships Audit

Jason Child has served as a member of the Board since April 2022. Mr. Child has served as Executive Vice President and Chief Financial Officer of Arm Holdings plc, a technology company that provides processor designs and software platforms, since November 2022. Prior to joining Arm, Mr. Child served as Chief Financial Officer at various global companies, including as Senior Vice President and Chief Financial Officer of Splunk Inc., a technology company specializing in security and observability, from 2019 to 2022 and as Chief Financial Officer at Opendoor Technologies Inc., an online real estate company, from 2017 to 2019, as well as AliphCom, Inc. (d/b/a Jawbone), a consumer technology and wearable device company, and Groupon, Inc., a global e-commerce marketplace. He holds a B.A. from the Foster School of Business at the University of Washington, where he currently serves on its Global Advisory Board.

Skills and Qualifications

We believe Mr. Child is qualified to serve as a member of the Board because of his extensive background in global finance and strategy, accounting, capital markets and treasury, and investor relations matters, including his extensive experience in scaling disruptive technologies within enterprise software and software-as-a-service industries, e-commerce, and local commerce.

Pedro Franceschi
Age 27 Director Since 2022 Committee Memberships Compensation

Pedro Franceschi has served as a member of the Board since March 2022. Mr. Franceschi is Co-Founder & Co-Chief Executive Officer of Brex, a company reimagining financial systems for fast-growing businesses. Launched in 2018 as the corporate card for startups, Brex now serves tens of thousands of companies through its expanded portfolio of financial services and software to help all fast-growing companies reach their full potential. Prior to launching Brex, Mr. Franceschi co-founded the payment company Pagar.me, a payment processor system, which was acquired by StoneCo Ltd., one of the largest payments companies in Brazil. At age 14, Mr. Franceschi built a popular window manager for Apple’s iPad allowing users to manage multiple applications simultaneously-a process previously impossible. At the age of 12, Mr. Franceschi was the first person to build software to make Apple’s Siri virtual assistant speak in Portuguese. Mr. Franceschi has served as a director of StoneCo Ltd. since May 2021.

Skills and Qualifications

We believe Mr. Franceschi is qualified to serve as a member of the Board because of his extensive experience creating and leading technology companies.

10 | 2024 Coupang Proxy Statement

Benjamin Sun
Age 50 Director Since 2010 Committee Memberships Audit, Compensation, Nominating and Corporate Governance

Benjamin Sun has served on the Board since July 2010. Mr. Sun has been General Partner and co-founder of Primary Venture Partners, an early-stage venture capital fund, since 2013. Mr. Sun also co-founded LaunchTime LLC (“LaunchTime”) in January 2010, which invests in early-stage companies, and currently serves as a Partner. Previously, Mr. Sun served as President and Chief Executive Officer of Community Connect Inc., a leading online publisher, from October 1996 to December 2008 (Community Connect Inc. was acquired by Radio Once, Inc. in 2008). Mr. Sun began his financial career in Investment Banking at Merrill Lynch. Mr. Sun earned a B.A. degree in Economics from the University of Michigan in 1995.

Skills and Qualifications

We believe Mr. Sun is qualified to serve as a member of the Board because of his extensive experience working with technology companies.

Ambereen Toubassy
Age 51 Director Since 2023 Committee Memberships Audit

Ambereen Toubassy has served as a member of the Board since March 2023. Ms. Toubassy has served as Chief Financial Officer of Airtable, a cloud-based software company, since January 2021. Prior to joining Airtable, Ms. Toubassy served as Chief Financial Officer of Quibi, a mobile media startup, from September 2018 to November 2020 and as Chief Financial Officer and Partner of WndrCo, a media and technology holding company, from May 2017 to September 2018. Her career spans multiple investing roles as partner and portfolio manager at JMB Capital, Ivory Capital Management, and Empyrean Capital Partners. Ms. Toubassy began her career at Goldman Sachs and worked in the Risk Arbitrage, M&A, and Software banking groups of Goldman Sachs. Ms. Toubassy holds a B.A. in Economics from Yale University and an MBA from Stanford University Graduate School of Business.

Skills and Qualifications

We believe Ms. Toubassy is qualified to serve as a member of the Board because of her extensive background in finance and accounting matters at technology companies.

11 | 2024 Coupang Proxy Statement

Kevin Warsh
Age 54 Director Since 2019 Committee Memberships Compensation, Nominating and Corporate Governance (Chair)

Kevin Warsh has served as a member of the Board since October 2019. Since April 2011, he has served as the Shepard Family Distinguished Visiting Fellow in Economics at the Hoover Institution and lecturer at the Stanford Graduate School of Business. He has served on the board of directors of United Parcel Service, a multinational package delivery and supply chain management company, since July 2012. Governor Warsh is a member of the Group of Thirty and the Panel of Economic Advisers of the Congressional Budget Office, and Governor Warsh advises Duquesne Family Office LLC. Governor Warsh served as a member of the Board of Governors of the Federal Reserve System from 2006 until 2011. From 2002 until 2006, Governor Warsh served as Special Assistant to the President for Economic Policy and Executive Secretary of the White House National Economic Council. Previously, Governor Warsh was a member of the Mergers & Acquisitions department at Morgan Stanley & Co. in New York, serving as Vice President and Executive Director. Governor Warsh received his A.B. from Stanford University, and J.D. from Harvard Law School.

Skills and Qualifications

We believe Mr. Warsh is qualified to serve on the Board because of his extensive experience in economics, finance, and corporate governance.

12 | 2024 Coupang Proxy Statement

The Board of Directors and Certain Governance Matters

Director Independence and Independence Determinations

Our Corporate Governance Guidelines (“Corporate Governance Guidelines”) provide that the Board will consist of a majority of independent directors. Under our Corporate Governance Guidelines and the rules and regulations of the New York Stock Exchange (the “NYSE”), on which our Class A common stock is traded, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. Our Corporate Governance Guidelines provide that, to determine independence, the Board will consider the definition of independence in the applicable listing standards, which includes definition of an “independent” director in accordance with Section 303A.02 of the NYSE’s Listed Company Manual, and other factors that will contribute to effective oversight and decision making. In addition, members of the Audit Committee and Compensation Committee are subject to the additional independence requirements of applicable SEC rules and NYSE listing standards.

The Nominating and Corporate Governance Committee undertook its annual review of director independence and made a recommendation to the Board regarding director independence. As a result of this review, the Board affirmatively determined that Ms. Toubassy and Messrs. Child, Franceschi, Mehta, Sun, and Warsh are independent for purposes of applicable NYSE standards, including with respect to any applicable committee service. In addition, the Board determined that Harry You, who left the Board in June 2023, was independent during the period in 2023 he served on the Board. In addition, the Board has determined that each of Ms. Toubassy and Messrs. Child and Sun is “independent” for purposes of service on the Audit Committee in accordance with Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each of Messrs. Mehta, Franceschi, Sun, and Warsh is “independent” for purposes of service on the Compensation Committee in accordance with Section 10C(a)(3) of the Exchange Act. In assessing directors’ independence, the Board considered certain transactions, relationships, and arrangements involving some of the directors, including those described in the subsection titled “Certain Related Person Transactions” of this Proxy Statement, and concluded that such transactions, relationships, and arrangements, did not impair the independence of the director. Additionally, the Board considered that during 2023, Mr. Child was employed by organizations that did business with Coupang. The amount received by Coupang or such other organization in each of the last three fiscal years did not exceed the greater of $1 million or 1% of either Coupang’s or such organization’s consolidated gross revenues.

Board Structure

Our bylaws and Corporate Governance Guidelines provide that the Chair of the Board shall be appointed by the Board and that the positions of Chief Executive Officer and the Chair of the Board may be held by the same person. Our Corporate Governance Guidelines further provide that in the event a non-independent director is serving as the Chair of the Board, the Board may designate a lead independent director, whose responsibilities shall include:

●	working with the Chief Executive Officer to develop Board meeting schedules and agendas;

●	providing the Chief Executive Officer with feedback on the quality, quantity, and timeliness of the information provided to the Board;

●	developing the agenda for and moderating executive sessions of the independent members of the Board;

●	presiding over the Board meetings (when the Chair is not present);

●	acting as principal liaison between the independent members of the Board and the Chief Executive Officer;

●	convening meetings of the independent directors as appropriate;

●	if requested and appropriate, being available for consultation with major stockholders; and

●	performing such other duties as the Board may determine from time to time.

13 | 2024 Coupang Proxy Statement

Currently, Mr. Bom Kim, our founder and Chief Executive Officer, also holds the Chair of the Board position, and Mr. Neil Mehta has served as Lead Independent Director of the Board since our initial public offering (our “IPO”). The Board believes that the combined role of the Chair and Chief Executive Officer positions is appropriate and in the best interests of the Company and our stockholders, given Mr. Kim’s role in founding Coupang, the depth and breadth of his insight into our business, vision, and industry. Further, the Board believes that this Board leadership structure is effective and improves the Board’s ability to focus on key policy and operational issues and helps us operate in the long-term interests of our stockholders.

Executive Sessions

Mr. Kim, as Chief Executive Officer and Chair of the Board, is currently the only employee member of the Board. To promote open discussion among the non-management directors, and as required under applicable NYSE rules and our Corporate Governance Guidelines, non-management directors of the Board meet at regularly scheduled executive sessions (without members of management present), and Mr. Mehta, our lead independent director, presides over all such executive sessions.

Meetings of the Board of Directors and Attendance

Our Corporate Governance Guidelines provide that all members of the Board are expected to prepare for, attend, and participate in all meetings of the Board and committees on which they serve. During 2023, the Board met five times. No member of the Board attended fewer than 75% of the aggregate of the total number of meetings of the Board (held during the period for which he or she was a director) and the total number of meetings held by all committees of the Board on which such director served (held during the period that such director served).

Members of the Board are encouraged to attend annual meetings of stockholders; however, we do not have a formal policy regarding board members’ attendance at annual meetings of stockholders. Six of our directors then serving on the Board attended the 2023 Annual Meeting of Stockholders.

Committees of the Board of Directors

The Board has established three standing committees thereof—the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee—each of which operates under a charter that has been approved by the Board. Current copies of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee charters are posted on the “Governance” section of the Investor Relations page of our website at ir.aboutcoupang.com. In 2023, the Audit Committee held eight meetings, the Compensation Committee held four meetings, and the Nominating and Corporate Governance Committee held four meetings.

14 | 2024 Coupang Proxy Statement

Audit Committee

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Audit Committee, including:

●     overseeing our accounting and financial reporting processes, systems of internal control, financial statement audits, and the integrity of our financial statements;

●     evaluating and determining whether to retain the independent registered public accounting firm to audit our consolidated financial statements;

●     assessing the qualifications, performance, and independence of the independent registered public accounting firm;

●     reviewing the results of the audit with management and the independent registered public accounting firm, as well as our annual audited and quarterly financial statements, including management’s discussion and analysis of financial condition and results of operations and risk factors;

●     overseeing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls, or auditing matters, and confidential and anonymous submissions by employees concerning questionable accounting or auditing matters;

●     conferring with management and the independent registered public accounting firm concerning the scope, design, adequacy, and effectiveness of internal control over financial reporting and our disclosure controls and procedures;

●     reviewing and approving related party transactions, in accordance with our policies;

●     approving or, as permitted, pre-approving all audit and permissible non-audit related services and fees that the independent registered public accounting firm provide to us; and

●     overseeing the activities of our internal audit function.

Financial Expertise and Independence

All members of the Audit Committee are “independent” in accordance with the NYSE listing standards and SEC rules applicable to boards of directors in general and audit committee members in particular. The Board has determined that Ms. Toubassy and Mr. Child each qualify as an “audit committee financial expert” as defined by the applicable SEC rules and that each member of the Audit Committee is “financially literate” within the meaning of the NYSE listing standards.

Report

The Report of the Audit Committee is set forth beginning on page 24 of this Proxy Statement.

Current Committee Members Jason Child (Chair) Benjamin Sun Ambereen Toubassy

15 | 2024 Coupang Proxy Statement

Compensation Committee

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Compensation Committee, including:

●     reviewing, overseeing, and approving (or making recommendations to the Board for approval of) our overall executive compensation strategy and policies;

●     reviewing and approving the compensation, individual and corporate performance goals and objectives, and other terms of employment of our executive officers;

●     reviewing and approving (or making recommendations to the Board for approval of) the type and amount of compensation to be paid or awarded to Board members;

●     reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives;

●     administering our equity awards, pension, and profit sharing plans, bonus plans, benefit plans, and other similar programs; and

●     periodically discussing with management and overseeing as it deems appropriate the development, implementation, and effectiveness of our policies and strategies relating to our human capital management function, including but not limited to those policies and strategies regarding recruiting, retention, career development and progression, diversity and inclusion, and employment practices.

Independence

All members of the Compensation Committee are “independent” in accordance with NYSE listing standards and SEC rules applicable to boards of directors in general and compensation committees in particular. In addition, each of Messrs. Franceschi and Sun qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act.

Delegation Authority

Under the charter of the Compensation Committee, the Compensation Committee may form and delegate authority to one or more subcommittees, consisting of one or more members of the Board (whether or not he, she, or they are on the Compensation Committee) for any purpose that the Committee deems appropriate, including (a) a subcommittee consisting of a single member, and (b) a subcommittee consisting of at least two members, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Pursuant to this delegation authority, the Compensation Committee has formed a subcommittee thereof, named “Section 16 Equity Committee,” for the purpose of granting equity awards under our compensation plans in accordance with Rule 16b-3 under the Exchange Act, consisting of Messrs. Franceschi and Sun, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Committee Interlocks and Insider Participation

None of the directors who are currently or who were members of our Compensation Committee during 2023 are either currently, or have been at any time, one of our officers or employees. None of our executive officers currently serves, or served during 2023, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee. See the section titled "Certain Relationships and Related Person Transactions" for information about related party transactions involving members of our Compensation Committee or their affiliates.

Role of Executive Officers and Compensation Consultant

See page 34 of this Proxy Statement for a discussion of the role of our executive officers and compensation consultant in determining executive compensation.

Report

The Report of the Compensation Committee is set forth beginning on page 41 of this Proxy Statement.

Current Committee Members Neil Mehta (Chair) Pedro Franceschi Benjamin Sun Kevin Warsh

16 | 2024 Coupang Proxy Statement

Nominating and Corporate Governance Committee

Primary Responsibilities

We have adopted a committee charter that details the primary responsibilities of the Nominating and Corporate Governance Committee, including:

●     helping the Board oversee our corporate governance functions;

●     advising the Board on corporate governance matters;

●     identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on the Board;

●     considering and making recommendations to the Board regarding the composition and Chair position of the committees of the Board;

●     reviewing and making recommendations to the Board regarding our corporate governance guidelines and related policies and procedures;

●     periodically reviewing the performance of the Board, including Board committees; and

●     periodically reviewing the processes and procedures used by us to provide information to the Board and its committees.

Independence

All members of the Nominating and Corporate Governance Committee are “independent” in accordance with NYSE listing standards.

Current Committee Members Kevin Warsh (Chair) Neil Mehta Benjamin Sun

17 | 2024 Coupang Proxy Statement

Director Nomination Process and Qualifications

We believe that an effective board should be made up of individuals who collectively provide an appropriate balance of diverse professional and personal backgrounds and perspectives and who have a range of skills and expertise sufficient to provide guidance and oversight with respect to our strategy and operations. The Board and the Nominating and Corporate Governance Committee seek individuals with backgrounds and qualities that, when combined with those of our other directors, enhance the Board’s effectiveness and result in the Board having a balance of knowledge, experience, and capability.

In assessing potential candidates, the Board and the Nominating and Corporate Governance Committee will consider, among other factors, whether the candidate:

●	possesses relevant expertise to offer advice and guidance to management;

●	has sufficient time to devote to the affairs of the Company;

●	demonstrates excellence in his or her field;

●	has the ability to exercise sound business judgment; and

●	is committed to represent the long-term interests of our stockholders.

Moreover, the Board and the Nominating and Corporate Governance Committee will carefully consider diversity, broadly defined, in the board composition and, when assessing potential candidates, will take into account a candidate’s diversity and status as a member of an underrepresented community. The Board will assess its effectiveness in this regard as part of the annual board evaluation process.

In addition, our Corporate Governance Guidelines also require that to be qualified to serve as a director, a candidate must possess the highest personal integrity and ethics, possess the ability to read and understand basic financial statements, and be older than 21 years of age.

The Nominating and Corporate Governance Committee considers the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, or the Nominating and Corporate Governance Committee and the Board determine to increase the size of the Board, the Nominating and Corporate Governance Committee considers potential director candidates using the criteria set forth above. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current Board members, members of management, professional search firms, stockholders, or other persons. The Nominating and Corporate Governance Committee is responsible for conducting appropriate inquiries into the backgrounds and qualifications of potential director candidates and evaluating their suitability for service on the Board.

The Nominating and Corporate Governance Committee will evaluate director candidates recommended by stockholders in the same manner in which the Nominating and Corporate Governance Committee evaluates any other director candidate.

Any recommendation submitted to the General Counsel and Chief Administrative Officer should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation but must include information that would be required under the “advance notice” provisions of our bylaws and rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the General Counsel and Chief Administrative Officer of the Company at c/o Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A. All recommendations for nomination received by the General Counsel and Chief Administrative Officer that satisfy our “advance notice” bylaw requirements relating to such director nominations will be presented to the Board for its consideration. Stockholders must also satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These requirements are also described under the section entitled “Stockholder Proposals for the 2025 Annual Meeting of Stockholders.”

18 | 2024 Coupang Proxy Statement

Corporate Governance Documents

Complete copies of our Corporate Governance Guidelines and Committee charters are available on the Investor Relations page of our website at ir.aboutcoupang.com.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is available on the Investor Relations page of our website at ir.aboutcoupang.com. If we ever were to amend or waive any provision of our Code of Business Conduct and Ethics that applies to our executive officers or directors, we intend to satisfy our disclosure obligations, if any, with respect to any such waiver or amendment by posting such information on our website set forth above rather than by filing a Current Report on Form 8-K.

Communications with the Board

Stockholders and other interested parties may communicate with a member or members of the Board, including the Chair of the Board, Chair of the Audit, Compensation, or Nominating and Corporate Governance Committees, or to the non-management or independent directors. We maintain a “Stockholders Communications Policy” that outlines the applicable procedures and is available on the Investor Relations page of our website at ir.aboutcoupang.com.

Board’s Role in Risk Oversight

The Board’s role in risk oversight at the Company is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing risks we face in executing our business plans, and the Board and its committees providing oversight in connection with those efforts. These risks include, but are not limited to, financial, legal and regulatory, technological, competitive, and operational risks and exposures.

In addition to the full Board, the Audit Committee plays an important role in the oversight of our enterprise risk assessment and management activities, which identify key risks to our business, including risks related to financial reporting, information security, data privacy, and other regulations, and assesses any steps taken to monitor and control such risk. The Audit Committee periodically reviews key enterprise risks with senior management and the Chief Audit Executive.

The Compensation Committee is charged with overseeing risks relating to human capital and assessing whether our compensation policies and procedures encourage risk-taking in a manner that would have a material adverse impact on us.

The Nominating and Corporate Governance Committee is charged with overseeing risk related to our governance processes. Each Committee reports its findings to the full Board for consideration.

19 | 2024 Coupang Proxy Statement

Director Compensation

In December 2021, the Board adopted a director compensation policy for our non-employee directors and subsequently amended the policy in June 2023 (as so amended, the “Non-Employee Director Compensation Policy”). The Board has formed the Compensation Committee to oversee, with consultation with the Board and compensation consultants, the Non-Employee Director Compensation Policy.

Initial Equity Awards

In connection with joining the Board, a new non-employee director may be granted an equity award in the form of restricted stock units, with each such unit representing a contingent right to receive one share of the Company’s Class A Common Stock upon settlement (“RSUs”), with a maximum aggregate value of up to $1,000,000 (as determined by the Board), based on the closing price of our Class A common stock on the date of grant. Each initial award will vest on a schedule determined by the Board at the time of grant. If a non-employee director resigns from the Board prior to the vesting date, the unvested portion of any initial award will be forfeited as of the date of resignation. In the event of a “change of control” (as defined in our 2021 Equity Incentive Plan), the unvested portion of any initial award will vest in full.

Annual Equity Awards

On the date of each annual meeting of stockholders, each non-employee director who is serving on the Board, who has no outstanding and unvested stock grant, and will continue to serve on the Board as a non-employee director immediately following the date of such annual meeting, will automatically be granted an equity award in the form of RSUs covering the number of shares of our Class A common stock having a value of $300,000, based on the closing price of our Class A common stock on the date of grant.

Additionally, each non-employee director will be eligible to earn additional annual retainers for their additional services as follows, in each case in the form of RSUs covering the number of shares of our Class A common stock having the value set forth below (based on the closing price of our Class A common stock on the date of grant):

●	$25,000 for service as Lead Independent Director;

●	$25,000 for service as chair, or $12,500 for service as a member (other than as chair), of our Audit Committee;

●	$20,000 for service as chair, or $10,000 for service as a member (other than as chair), of our Compensation Committee; and

●	$15,000 for service as chair, or $7,500 for service as a member (other than as chair), of our Nominating and Corporate Governance Committee.

Each annual equity award granted, including awards granted for additional services described above, will be scheduled to vest in full on the earlier of the first anniversary of the date of grant or the date of the next annual meeting of stockholders following the date of grant.

If a non-employee director terminates service in any Board leadership or Committee role prior to the vesting date of their annual award but otherwise remains as a member of the Board, any applicable lead independent director retainer or Committee retainer will vest, unless a different vest date is provided for by the Board, on a pro-rata basis to reflect the applicable non-employee director’s length of Board leadership or Committee service, as applicable, during the vesting period. If an incumbent non-employee director is appointed to any new Board leadership or Committee position during his or her tenure on the Board, such non-employee director will be granted an award of RSUs for such new Board leadership or Committee service. The grant date for such partial year committee award will be the date that the non-employee director’s appointment to the applicable Board leadership or Committee position is effective, unless otherwise provided by the Board. The aggregate dollar value of the partial year committee award will be based on the annual retainers set forth above but prorated to reflect the length of service in such new role. Each partial year committee award granted will vest in full on the first annual award vest date to occur after the applicable grant date, subject to the non-employee director’s continued service to the Company through the applicable annual award vest date. Except as otherwise provided by the Board or in any related award agreement or other written agreement between a non-employee director and the Company, all equity awards granted under the Non-Employee Director Compensation Policy are subject to the non-employee director’s continued service to the Company through the applicable vest date. In the event of a “Change in Control” (as defined in our 2021 Equity Incentive Plan), all equity awards under the Non-Employee Director Compensation Policy, including awards granted for additional services described above, that remain unvested at the time of such Change in Control will vest in full.

20 | 2024 Coupang Proxy Statement

Limitation on Non-Employee Director Compensation

The Non-Employee Director Compensation Policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued, or granted to a non-employee director in any calendar year other than in the non-employee director’s first calendar year of service, in which case the maximum is $1,000,000.

Expense Reimbursement

Under the Non-Employee Director Compensation Policy, each non-employee director is entitled to reimbursement from us for reasonable travel, lodging, and meal expenses incident to meetings of the Board or committees thereof or in connection with other Board-related business, in accordance with and subject to our expense reimbursement policy as presented to the Audit Committee of the Board.

21 | 2024 Coupang Proxy Statement

Director Compensation Table

The following table provides information regarding compensation of our non-employee directors for their service as a director for 2023. Employee directors received no additional compensation for their service as a director.

Name	Stock Awards(1)	Total
Jason Child	$324,992	$324,992
Pedro Franceschi	$309,991	$309,991
Neil Mehta	$352,484	$352,484
Benjamin Sun	$319,986	$319,986
Ambereen Toubassy(2)	$398,090	$398,090
Kevin Warsh	$324,992	$324,992
Harry You(3)	—	—

1.	Amounts in this column represent the aggregate grant date fair value of RSUs granted during 2023, calculated in accordance with FASB ASC Topic 718. For additional information regarding the assumptions underlying this calculation, please read Note 4 in the Notes to Consolidated Financial Statements of our 2023 Annual Report. As of December 31, 2023, each of our then-current non-executive directors held the following unvested RSUs: Mr. Child: 19,151; Mr. Franceschi: 18,267; Mr. Mehta: 20,771; Mr. Sun: 18,856; Ms. Toubassy: 24,434; and Mr. Warsh: 19,151.
2.	Ms. Toubassy was appointed to the Board on March 8, 2023 and received an initial equity award upon such appointment with a grant date fair value of $85,604, in addition to her annual equity award for 2023 with a grant date fair value of $312,486.
3.	Mr. You retired from the Board, effective at our 2023 Annual Meeting of Stockholders on June 15, 2023, and therefore in accordance with our Non-Employee Director Compensation Policy, Mr. You did not receive an annual equity award in 2023.

22 | 2024 Coupang Proxy Statement

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee is solely responsible for the appointment, evaluation, compensation, retention, and, if appropriate, replacement of the independent registered public accounting firm retained to audit our financial statements. The Audit Committee has selected Samil PricewaterhouseCoopers to serve as our independent registered public accounting firm for our fiscal year ending December 31, 2024. Samil PricewaterhouseCoopers has served as our auditor since 2014.

Stockholder approval is not required to appoint Samil PricewaterhouseCoopers as the independent registered public accounting firm for our fiscal year ending December 31, 2024. The Board believes, however, that submitting the appointment of Samil PricewaterhouseCoopers to the stockholders for ratification is a matter of good corporate governance. Even if the appointment is ratified, our Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in the best interests of the Company or our stockholders. The ratification of the appointment of Samil PricewaterhouseCoopers as our independent registered public accounting firm requires the affirmative vote of a majority of the shares cast in person or by proxy and entitled to vote at the Annual Meeting.

One or more representatives of Samil PricewaterhouseCoopers are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they wish and be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following tables set forth Samil PricewaterhouseCoopers’ aggregate fees for 2023 and 2022:

	December 31, 2023	December 31, 2022
Audit Fees(1)	$7,103,000	$6,881,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	26,000	5,000
Total Fees	$7,129,000	$6,886,000

1.	Audit fees include the audit of our annual financial statements, the review of our annual report on Form 10-K for the applicable fiscal year, and the review of our quarterly reports on Form 10-Q for the applicable fiscal quarters, statutory audits required internationally, and consents for and review of registration statements filed with the SEC or other documents issued in connection with securities offerings. Our 2023 and 2022 audit fees include fees for attestation services related to Section 404 of the Sarbanes-Oxley Act of 2002.
2.	All other fees consist primarily of subscription fees to access accounting, tax, and financial reporting content.

23 | 2024 Coupang Proxy Statement

Pre-Approval Policies and Procedures

Our Audit Committee charter requires our Audit Committee to pre-approve all audit and permitted non-audit and tax services that may be provided by our independent registered public accounting firm or other registered public accounting firms. The Audit Committee charter also provides that the Audit Committee may establish policies and procedures for its pre-approval of permitted services in compliance with applicable law or stock exchange listing rules. Our Audit Committee has established procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm and pre-approves all audit and permitted non-audit services provided by our independent registered public accounting firm prior to each engagement. Since our IPO, our Audit Committee pre-approved all services provided by Samil PricewaterhouseCoopers.

Audit Committee Report

The Audit Committee consists solely of independent directors, as required by and in compliance with SEC rules and regulations and the NYSE listing standards. The Audit Committee operates pursuant to a written charter adopted by the Board.

The Audit Committee is responsible for assisting the Board in its oversight responsibilities related to accounting policies, internal controls, financial reporting, and legal and regulatory compliance. Our management has the primary responsibility for our financial reporting processes, proper application of accounting principles, and internal controls as well as the preparation of its financial statements. Our independent registered public accounting firm is responsible for performing an audit of our financial statements and expressing an opinion as to the conformity of such financial statements with accounting principles generally accepted in the United States and the effectiveness of our internal control over financial reporting.

In performing its functions, the Audit Committee has:

●	Reviewed and discussed the audited financial statements, management’s assessment of the effectiveness of our internal control over financial reporting, and the independent auditors’ evaluation of our system of internal control over financial reporting, included in our 2023 Annual Report with management and Samil PricewaterhouseCoopers;

●	Discussed with Samil PricewaterhouseCoopers the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

●	Received from Samil PricewaterhouseCoopers the written disclosures and representations required by PCAOB standards regarding Samil PricewaterhouseCoopers independence, and discussed with them matters relating to independence.

Based on the review and discussions described above, the Audit Committee recommended to the Board that our audited financial statements be included in our 2023 Annual Report for filing with the SEC.

The Audit Committee

Jason Child (Chair), Benjamin Sun, Ambereen Toubassy

The foregoing Report of the Audit Committee of the Board of Directors shall not be deemed to be soliciting material or be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed to be filed with the SEC under the Securities Act or the Exchange Act.

24 | 2024 Coupang Proxy Statement

Executive Officers

Below is a list of our current executive officers and their respective ages and a brief account of the business experience of each of them.

Name	Age	Position
Bom Kim(1)	45	Chief Executive Officer and Chair of the Board
Gaurav Anand	48	Chief Financial Officer
Hanseung Kang	55	Representative Director, Business Management
Harold Rogers	47	General Counsel and Chief Administrative Officer
Pranam Kolari	44	Vice President, Search and Recommendations

1.       Please see “Nominees for Election to the Board of Directors” for information regarding Mr. Kim.

Executive Officers

Gaurav Anand. Gaurav Anand has served as our Chief Financial Officer since December 2020 and previously served as our Chief Operating Officer from January 2019 to December 2020. Mr. Anand previously served as the Chief of Staff to our Chief Executive Officer from January 2017 to December 2018 and our Chief Financial Officer of Global eCommerce from January 2017 to December 2017. Prior to joining Coupang, Mr. Anand served as Vice President of Finance at Myntra, a fashion subsidiary of Flipkart, from November 2014 to December 2016. Mr. Anand also previously worked at Amazon from 2007 to 2014, holding various Finance positions across its North America retail, international retail, AWS business, and payments business.

Hanseung Kang. Hanseung Kang has served as our Representative Director of Business Management since November 2020. Prior to joining Coupang, Mr. Kang worked as an attorney at Kim & Chang from February 2013 to November 2020, where his practice focused on crisis management, communication strategy, and government affairs. From August 2011 to February 2013, Mr. Kang served as the Secretary to the President of the Republic of Korea for Legal Affairs. During the prior eighteen years, he served in the Korean judiciary, first as a judge at district courts and later as a presiding judge in the appellate court. Mr. Kang has also served as a Special Counselor to the Legislation and Judiciary Committee of the National Assembly of the Republic of Korea, and as the Counselor for the Judicial Affairs at the Embassy of the Republic of Korea in the U.S. Mr. Kang received his LL.B. from Korea University and attended the Judicial Research and Training Institute of the Supreme Court of Korea.

Harold Rogers. Harold Rogers has served as our General Counsel since December 2021 and as our Chief Administrative Officer since January 2020. Prior to joining Coupang, Mr. Rogers served as Executive Vice President, Chief Ethics and Compliance Officer at Millicom, a global telecommunications company, from August 2016 to December 2019. He was also previously a Partner at Sidley Austin LLP from January 2013 to July 2016 and an associate attorney from September 2006 to December 2012. He clerked for the Honorable Thomas B. Griffith on the United States Court of Appeals for the District of Columbia Circuit from 2005 to 2006. Mr. Rogers holds a B.A. in English from Brigham Young University and earned his J.D. from Harvard Law School.

25 | 2024 Coupang Proxy Statement

Pranam Kolari. Pranam Kolari has served as our Vice President of Search and Recommendations since January 2024. Previously Dr. Kolari served as our Vice President, Search Engineering, leading all search and discovery teams for Coupang from April 2022 to January 2024. Prior to joining Coupang, Dr. Kolari held various leadership roles at Walmart Labs, the technology division responsible for Walmart’s global e-Commerce initiatives, from August 2021 to March 2022, including most recently as its Vice President of Engineering for Search Technology. Prior to Walmart, Dr. Kolari held various roles at Yahoo, Inc. focusing on personalization and search ranking from October 2007 to August 2012. Dr. Kolari holds a Ph.D. in Computer Science from the University of Maryland and a Bachelor of Engineering, Computer Science and Engineering, UVCE, from Bangalore University.

26 | 2024 Coupang Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

The Board has adopted a written related person transaction policy setting forth the policies and procedures for the identification, review, and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act of 1933, as amended, any transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and a related person were or will be participants and the amount involved exceeds, or is expected to exceed, $120,000, and a related person has a direct or indirect interest deemed to be material by the Audit Committee. In reviewing and approving any such transactions, our Audit Committee will consider all relevant facts and circumstances as appropriate, including, but not limited to, (a) the risks, costs, and benefits to Coupang, (b) the impact on a director’s independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (c) the terms of the transaction, (d) the availability of other sources for comparable services or products, and (e) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

Certain Related Person Transactions

Employment Arrangements

The brother of Bom Kim, our Chief Executive Officer and Chair of the Board, is currently employed by the Company. He does not share a household with Mr. Kim and is not one of our executive officers. In 2023, he earned approximately $440,000 in salary, bonus, and expat related benefits. He was also granted 43,052 RSUs in 2023, which will vest over 2 years, subject to his continuous service to the Company through each vesting date. He participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

The sister-in-law of Bom Kim, our Chief Executive Officer and Chair of the Board, is currently employed by the Company. She does not share a household with Mr. Kim and is not one of our executive officers. In 2023, she earned approximately $256,000 in salary, bonus, and expat related benefits. She was also granted 5,097 RSUs in 2023, which will vest over 2 years, subject to her continuous service to the Company through each vesting date. She participates in compensation and incentive plans or arrangements on the same basis as similarly situated employees.

Other Related Person Transactions

Jane Lauder, the spouse of Kevin Warsh, a member of the Company’s Board, is a director and executive officer of The Estée Lauder Companies Inc. (“Estée Lauder”) and beneficially owns approximately 6% of Estée Lauder’s outstanding common stock. During fiscal 2023, the Company paid Estée Lauder and its subsidiaries approximately $18 million in connection with the Company’s purchases of skin care, makeup, fragrance, hair care, and other related products in the ordinary course of business.

27 | 2024 Coupang Proxy Statement

In January 2024, we completed the acquisition of all of the business and assets of Farfetch Holdings plc (“Farfetch”; our acquisition of all business and assets of Farfetch, the “Farfetch Acquisition”) through our majority owned subsidiary, Surpique LP (“Surpique”), a Delaware limited partnership. Upon the closing of the Farfetch Acquisition, approximately $150 million previously funded by Surpique under a $500 million delayed-draw bridge loan facility was exchanged for equity interests in Surpique and certain of its direct and/or indirect subsidiaries (the “Farfetch Group”), and Surpique made an additional approximately $150 million capital contribution to the Farfetch Group as an equity contribution. Surpique is obligated to fund up to a further $200 million to the Farfetch Group to the extent called by the Farfetch Group on or prior to January 31, 2025. Surpique is owned 80.1% by the Company and 19.9% by certain funds advised or managed by Greenoaks. In connection with the Farfetch Acquisition, each of the Company and Greenoaks contributed, and remains obligated to contribute, capital to Surpique in accordance with their respective ownership interest percentages in Surpique. As part of the acquisition, a subsidiary of Surpique assumed Farfetch’s then outstanding syndicated term loans of $633 million under Farfetch’s existing credit agreement. Neil Mehta, a member of the Company’s Board and the Lead Independent Director, founded and has served as a Managing Partner of Greenoaks since April 2012. In addition, Greenoaks and certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, collectively beneficially own approximately 3.0% of the Company’s Class A common stock.

Registration Rights Agreement

We have entered into the Sixth Amended and Restated Registration Rights Agreement containing registration rights and information rights, among other things, with certain holders of common stock. The parties to this agreement include the following holders of more than 5% of our capital stock: SVF Investments (UK) Ltd. and Bom Kim, our Chief Executive Officer and Chair of the Board.

28 | 2024 Coupang Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 31, 2024 for:

●	each of our named executive officers;

●	each of our directors;

●	all of our executive officers and directors as a group; and

●	each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A common stock or Class B common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole dispositive power with respect to all shares that they beneficially own, subject to applicable community property laws.

The amounts and percentages of shares beneficially owned are reported based on SEC regulations governing the determination of beneficial ownership of securities. Applicable percentage ownership is based on 1,620,251,168 shares of Class A common stock and 174,802,990 shares of Class B common stock, in each case, outstanding as of March 31, 2024. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable within 60 days of March 31, 2024, or issuable pursuant to restricted stock units that vest within 60 days of March 31, 2024. However, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person. In addition, under SEC rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Unless otherwise indicated, the address for each beneficial owner listed in the tables below is c/o Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A.

29 | 2024 Coupang Proxy Statement

Voting Shares Beneficially Owned
	Class A Common Stock		Class B Common Stock		% Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Named Executive Officers and Directors
Bom Kim(2)	—	—	181,410,881	100%	76.5%
Gaurav Anand(3)	3,407,500	*	—	—	*
Hanseung Kang(4)	418,330	*	—	—	*
Harold Rogers(5)	996,021	*	—	—	*
Tae Jung Kim(6)	182,408	*	—	—	*
Jason Child	30,345	*	—	—	*
Pedro Franceschi(7)	53,528	*	—	—	*
Neil Mehta(8)	48,036,760	3.0%	—	—	*
Benjamin Sun(9)	9,353,768	*	—	—	*
Ambereen Toubassy	6,020	*	—	—	*
Kevin Warsh	424,975	*	—	—	*
All directors and executive officers as a group (11 persons)(10)	62,735,785	3.9%	181,410,881	100%	77.3%
Other > 5% Security Holders
Entities associated with SVF Investments (UK) Limited(11)	396,156,413	24.5%	—	—	5.9%
Baillie Gifford & Co(12)	166,669,365	10.3%	—	—	2.5%
Entities associated with Morgan Stanley(13)	81,988,740	5.1%	—	—	1.2%

* Represents less than one percent (1%).

1.	Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 29 votes per share, and holders of our Class A common stock are entitled to one vote per share.
2.	Consists of (a) 174,802,990 shares of our Class B common stock held by Mr. Kim and (b) 6,607,891 shares of our Class B common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2024.
3.	Consists of (a) 1,787,500 shares of our Class A common stock held by Mr. Anand, (b) 150,000 shares of our Class A common stock held of record by the Gaurav Anand 2021 Trust, for which Mr. Anand’s spouse serves as the trustee, and (c) 1,470,000 shares of our Class A common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2024. Includes 679,000 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness.
4.	Consists of (a) 342,951 shares of our Class A common stock held by Mr. Kang, (b) 19,637 shares of our Class A common stock held by Mr. Kang’s spouse, (c) 2,100 shares of our Class A common stock held by Mr. Kang’s child, and (d) 53,642 RSUs that will vest within 60 days of March 31, 2024.
5.	Consists of (a) 95,936 shares of our Class A common stock held by Mr. Rogers, (b) 76,085 RSUs that will vest within 60 days of March 31, 2024, and (c) 824,000 shares of our Class A common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2024.
6.	Consists of 182,408 shares of Class A common stock held by Mr. Tae Jung Kim, our former Vice President of Digital Customer Experience. Mr. Kim retired from the Company, effective as of January 19, 2024, and all RSUs previously granted to Mr. Kim that had remained unvested as of such date were forfeited.
7.	Consists of (a) 32,100 shares of our Class A common stock held by Mr. Franceschi and (b) 21,428 shares of our Class A common stock held of record by TDB Capital LLC, for which the Mr. Franceschi is a managing member and shares voting and investment control with respect to such shares. Mr. Franceschi disclaims beneficial ownership of the securities held by TDB Capital LLC, except to the extent of his pecuniary interest therein.
8.	Consists of (a) 30,625 shares of our Class A common stock held by Mr. Mehta and (b) 48,006,135 shares of our Class A common stock held by certain funds and accounts to which Greenoaks serves as the investment adviser and related persons or entities, including Mr. Mehta, certain estate planning vehicles, and by Greenoaks Capital Management LLC (collectively, the “Greenoaks Funds”). Includes 21,694,386 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness. Mr. Mehta serves as a Managing Director of Greenoaks and may be deemed to share voting power and dispositive power over the shares held by the Greenoaks Funds. Mr. Mehta disclaims beneficial ownership in the securities held by Greenoaks Funds to the extent of its or his pecuniary interest, if any, therein. The address of each of the Greenoaks Funds is 4 Orinda Way, Building C, Suite 200, Orinda, California 94563. Based on the Form 4 filed by Mr. Mehta and Greenoaks on March 18, 2024.
9.	Consists of (a) 3,941,562 shares of our Class A common stock held by LaunchTime; (b) 2,869,421 shares of our Class A common stock held by Sun Brothers LLC (“Sun Brothers”); (c) 2,239,473 shares of our Class A common stock held by Sun Brothers II LLC (“Sun Brothers II” and, collectively with LaunchTime and Sun Brothers, the “Sun Brothers Entities”); and (d) 303,312 shares of our Class A common stock held by Mr. Sun. Includes 5,385,056 shares of our Class A common stock pledged as collateral to secure certain personal indebtedness. Mr. Sun is a Partner at Primary Venture Partners, which is the general partner of each of the Sun Brothers Entities. The address for the Sun Brothers Entities is c/o Primary Venture Partners, 19 West [2]4th Street, New York, New York 10010.
10.	Consists of (a) 60,306,611 shares of our Class A common stock held by all directors and executive officers as a group, (b) 135,174 RSUs that will vest within 60 days of March 31, 2024, and (c) 2,294,000 shares of our Class A common stock subject to options that are exercisable or will become exercisable within 60 days of March 31, 2024. Also consists of (a) 174,802,990 shares of Class B common stock held by Mr. Kim and (b) 6,607,891 shares of Class B common stock subject to an option that is exercisable or will become exercisable within 60 days of March 31, 2024.

30 | 2024 Coupang Proxy Statement

11.	Based solely on the Schedule 13G/A filed by SB Investment Advisers (UK) Limited (“SBIA UK”) and SVF Investments (UK) Limited (“SVF Investments” and, together with SBIA UK, the “SB Entities”) on February 13, 2024. According to the Schedule 13G/A, consists of 396,156,413 shares of our Class A common stock held of record by SVF Investments, of whom SBIA UK has been appointed as alternative investment fund manager. SBIA UK is authorized and regulated by the UK Financial Conduct Authority and is exclusively responsible for making all decisions related to the acquisition, structuring, financing, and disposal of SVF Investments’ investments. As a result of these relationships, each of the SB Entities may be deemed to share beneficial ownership of the securities disclosed herein. The address for SVF Investments and SBIA UK is 69 Grosvenor Street, London, W1K 3JP, United Kingdom.
12.	Based solely on the Schedule 13G/A filed by Baillie Gifford & Co on March 6, 2024. According to the Schedule 13G/A, Baillie Gifford & Co has sole voting power over 116,855,894 shares of our Class A common stock, shared voting power over no shares, sole dispositive power over 166,669,365 shares of our Class A common stock, and shared dispositive power over no shares. Shares reported as being beneficially owned by Baillie Gifford & Co are held by Baillie Gifford & Co. and/or one or more of its investment adviser subsidiaries, which may include Baillie Gifford Overseas Limited, on behalf of investment advisory clients, which may include investment companies registered under the Investment Company Act, employee benefit plans, pension funds or other institutional clients. The address for Baillie Gifford & Co is Calton Square, 1 Greenside Row, Edinburgh, EH1 3AN, Scotland, United Kingdom.
13.	Based solely on the Schedule 13G/A filed by Morgan Stanley and Morgan Stanley Investment Management Inc. (collectively, the “MS Entities”) on February 8, 2024. According to the Schedule 13G/A, Morgan Stanley has sole voting power over no shares, shared voting power over 78,114,639 shares of our Class A common stock, sole dispositive power over no shares, and shared dispositive power over 81,988,740shares of our Class A common stock and Morgan Stanley Investment Management Inc., a wholly-owned subsidiary of Morgan Stanley, has sole voting power over no shares, shared voting power over 77,270,928 shares of our Class A common stock, sole dispositive power over no shares, and shared dispositive power over 81,086,822 shares of our Class A common stock. The shares reported on such Schedule 13G reflect shares of our Class A common stock beneficially owned, or that may be deemed to be beneficially owned, by certain operating units of Morgan Stanley and its subsidiaries and affiliates. The address for the MS Entities is 1585 Broadway, New York, NY 10036.

31 | 2024 Coupang Proxy Statement

Pledge of Common Stock By Affiliates

In March 2021, the Board adopted a policy prohibiting employees, officers, and directors from directly or indirectly, holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan without prior approval from the Nominating and Corporate Governance Committee. Pursuant to such policy, approval may be granted where an officer or director wishes to pledge the Company’s securities as collateral for a loan and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. As reflected under “Security Ownership of Certain Beneficial Owners and Management,” certain shares held by Gaurav Anand, our Chief Financial Officer, and Neil Mehta and Benjamin Sun, members of the Board, were pledged as collateral to secure certain personal indebtedness.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who beneficially own more than 10% of our common stock to report their ownership of the Company’s equity securities and any subsequent changes in that ownership to the SEC. Based on a review of those reports and written representations given to us by our directors and executive officers, we believe that during our fiscal year ended December 31, 2023, all transactions were reported on a timely basis except for a Form 4 filed by Neil Mehta on March 6, 2024 reporting a gift of securities to a certain estate planning vehicle to which Mr. Mehta formerly served as trustee.

32 | 2024 Coupang Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our Class A common stock and Class B common stock may be issued.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights(1) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column (a))(2) (#)
	(a)	(b)	(c)
Equity Compensation Plans Approved By Security Holders
2021 Equity Incentive Plan	44,520,344(4)	—	261,880,215
Equity Compensation Plans Not Approved By Security Holders
Coupang, LLC Amended and Restated 2011 Equity Incentive Plan(3)	19,187,848(5)	$7.60	—

1.	Reflects the weighted average exercise price of stock options only. As RSU awards have no exercise price, they are excluded from the weighted average exercise price calculation set forth in column (b).
2.	The aggregate number of shares of our Class A common stock available for future issuance under the 2021 Equity Incentive Plan (the “2021 Plan”) will automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2022 and ending with a final increase on January 1, 2031, in an amount equal to five percent of the total number of shares of our capital stock outstanding on December 31st of the preceding year; provided, however that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of our Class A common stock.
3.	For additional information relating to the Coupang, LLC Amended and Restated 2011 Equity Incentive Plan (the “2011 Plan”), please refer to Note 4 to our consolidated financial statements for 2023 located in our 2023 Annual Report.
4.	Consists of outstanding RSU awards covering an aggregate of 44,520,344 shares of our Class A Common Stock.
5.	Consists of outstanding (i) stock options exercisable for an aggregate of 10,835,008 shares of our Class A Common Stock, (ii) stock options exercisable for an aggregate of 6,607,891 shares of our Class B Common Stock, and (iii) RSU awards covering an aggregate of 1,744,949 shares of our Class A Common Stock.

33 | 2024 Coupang Proxy Statement

NAMED EXECUTIVE OFFICER COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (this “CD&A”) describes the material components of our 2023 executive compensation program and provides an overview of our overall compensation philosophy and objectives for our named executive officers (collectively, “NEOs” and, each, an “NEO”).

Our pay-for-performance driven compensation philosophy and practices are designed to be directly tied to increased stockholder value. As a result, our NEO compensation program is heavily weighted toward providing multi-year equity awards, which are intended to foster a founder’s mentality and entrepreneurial spirit to incentivize long-term stock price appreciation.

Our NEOs for 2023 were:

Name	Title
Bom Kim	Chief Executive Officer and Chairman of the Board
Gaurav Anand	Chief Financial Officer
Hanseung Kang	Representative Director, Business Management
Harold Rogers	General Counsel and Chief Administrative Officer
Tae Jung Kim(1)	Vice President of Digital Customer Experience
1. Mr. Tae Jung Kim retired from the Company, including from his position as our executive officer, on January 19, 2024.

Objectives, Philosophy, and Elements of Executive Compensation

We’re on a mission to create a world where customers wonder “How did we ever live without Coupang?”, and to fulfill this mission we must hire, motivate, and retain the best. We believe our compensation program, including and especially our executive compensation program, is critical to achieve our mission, and our executive compensation philosophy aims to achieve the following primary objectives:

●	attract, retain, and incentivize highly qualified executives who can help us achieve our mission to “wow” the customer and who can advance our financial goals and, ultimately, enhance and maintain our long-term equity value;

●	provide incentives that motivate and recognize performance; and

●	provide total compensation that is competitive in the markets where we seek executive talent.

Based on the objectives above, our executive compensation program aims to attract and retain top talent by offering competitive base salaries, long-term incentive compensation, and, where appropriate and in the best interest of stockholders, retention incentives. The program further aligns incentives with those of our stockholders by designating a significant portion of their total compensation to be composed of multi-year equity awards.

This compensation philosophy of focusing on long-term customer and stockholder value and rewarding performance, as seen in our executive compensation program, has resonated, and continues to resonate, through our compensation program for employees at all levels. For example, our compensation program provides equity awards, including regular equity refresh grants, to the vast majority of our corporate employees. The equity compensation program is designed to further align the compensation of our employees with the long-term performance of our common stock and stockholder and customer interests.

34 | 2024 Coupang Proxy Statement

How We Determine Executive Compensation

Our compensation arrangements with our executive officers, including the NEOs, have been determined in arm’s-length negotiations with each individual. The compensation arrangements reflect various factors and considerations, including but not limited to the following (each as of the time of the applicable compensation decision):

●	the strategic importance of the position and our current business needs;

●	guidance from our compensation consultant;

●	generally available market surveys;

●	benchmarking by role and/or scope of responsibilities from our selected compensation peer group; and

●	the compensation levels of our other executive officers.

The Compensation Committee, together with the Section 16 Equity Committee, sets the compensation for our executive officers at levels that it believes are competitive and appropriate for each executive officer, including each NEO, and that are intended to reflect the varying roles and responsibilities of each individual. Executive compensation decisions require consideration of many relevant factors, which may vary from year to year.

Each element of our executive compensation program is intended to fulfill one or more of our overall compensation objectives in a complementary manner and, ultimately, to maximize long-term stockholder value. For example, the markets from which we seek executive talent have been and remain highly competitive. Providing a consistent and competitive level of income for our executives in the form of competitive base salary, long-term incentive compensation, and/or, where appropriate and in the best interest of stockholders, retention incentives, helps us to attract, motivate, and retain highly qualified executives who can help us achieve our mission to “wow” the customer. Further, by structuring a significant portion of our executive compensation to be in the form of equity awards that vest over a period of years, our executive compensation program directly ties a significant portion of our executive compensation to our long-term equity value, incentivizing our executives to focus on driving long-term stock price appreciation and long-term customer and stockholder value.

Since a significant portion of our long-term executive compensation is multi-year, variable, at-risk, and closely aligned with our corporate and financial performance, we believe our executive compensation program is reasonable, competitive, and appropriately balances the goals of attracting, retaining, and incentivizing highly qualified executives while directly aligning their interests with those of our stockholders.

Compensation Setting Process

Our Compensation Committee is responsible for the oversight of our executive compensation program and regularly reviews and discusses the program with management to assess whether it is aligned with our short- and long-term goals and objectives given the dynamic nature of our business and the markets in which we compete for talent.

Role of the Compensation Committee and Management

The Compensation Committee is appointed by the Board and has responsibilities related to the overall compensation of our Board members and executive officers and the development and administration of our executive compensation program. Our Compensation Committee consists solely of independent members of the Board of Directors. In December 2023, pursuant to the delegation authority set forth in the Compensation Committee charter, the Compensation Committee formed the Section 16 Equity Committee as a subcommittee thereof for the purpose of granting equity awards under our compensation plans in accordance with Rule 16b-3 under the Exchange Act, consisting solely of two members of the Compensation Committee, each of whom qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

35 | 2024 Coupang Proxy Statement

The Compensation Committee reviews and approves all non-equity components of compensation paid to, and the Section 16 Equity Committee reviews and approves all equity components of compensation awarded to, our executive officers, including our NEOs. Management provides recommendations with respect to the compensation of our executive officers, which may be based upon, among other factors, those discussed below. The Compensation Committee and the Section 16 Equity Committee each discuss and make final determinations with respect to executive compensation matters within their respective scope of responsibilities without the Chief Executive Officer present during discussions and decisions related to the Chief Executive Officer’s compensation. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee or the Section 16 Equity Committee, as applicable, to make presentations, provide financial or other background information or advice, or otherwise participate in the meetings of the Compensation Committee or the Section 16 Equity Committee, as applicable, although such members of management are not present when their compensation is being deliberated upon or approved.

The Compensation Committee meets periodically throughout the year to manage and evaluate our overall executive compensation program, and reviews and approves the principal non-equity components of executive compensation program. The Section 16 Equity Committee meets on an as-needed basis throughout the year to review and approve the principal equity components of our executive compensation program. For 2023, the principal components of our executive compensation program were: base salary, long-term incentive compensation, and retention incentives. In making executive compensation decisions, in addition to the factors discussed below, the Compensation Committee and the Section 16 Equity committee each generally take into consideration company performance, each executive officer’s individual performance in light of the applicable executive officer’s role and responsibilities, and the need to retain existing talent in a highly competitive talent market in which we compete.

Role of the Compensation Consultant

The Compensation Committee has the authority to retain independent compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultants’ fees. In 2023, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national compensation consulting firm in the United States, as its independent compensation consultant. Compensia is retained by and reports directly to the Compensation Committee, assists management in preparing for specified committee meetings, and participates in committee meetings upon request.

Compensia periodically informs the Compensation Committee on market trends and practices, as well as regulatory issues and developments and how they may impact our executive compensation program. For 2023, Compensia also:

●	assisted in developing a relevant group of peer companies to help the Compensation Committee and the Section 16 Equity Committee determine the appropriate level of overall compensation for our executive officers and directors;

●	assisted the Compensation Committee and the Section 16 Equity Committee with their respective assessments of the level, structure, and elements of the compensation for each executive officer, including by providing market data and insights to ensure a competitive compensation framework;

●	provided guidance and benchmarking related to disclosures in this Proxy Statement; and

●	provided assistance with and market perspective on our broader equity compensation strategy.

Compensia does not provide any other services to us. The Compensation Committee has assessed the independence of Compensia pursuant to NYSE rules and the Compensation Committee concluded that the work performed by Compensia for the Compensation Committee did not raise any conflicts of interest.

36 | 2024 Coupang Proxy Statement

Comparison to Relevant Peer Group

Given the complex and multi-dimensional nature of executive compensation decisions, the Compensation Committee believes that determining executive compensation requires a deliberate and case-by-case review of a broad range of factors, as well as an in-depth and multi-faceted analysis of each such factor. These factors include but are not limited to: (i) personal performance and contributions; (ii) experience and past performance inside or outside the Company; (iii) role and responsibilities within the Company; (iv) market competition for a particular position; (v) tenure with the Company and associated institutional knowledge; (vi) long-term potential with the Company; and (vii) innovative thinking and leadership.

One of several factors the Compensation Committee considers in determining executive compensation is the competitiveness of our executive compensation program against that of our compensation peer group. In doing so, and in line with its belief that executive compensation decisions should not rely solely on any single factor or be based on a one-dimensional view, the Compensation Committee uses market data to assess the overall competitiveness and reasonableness of our executive compensation program, rather than targeting percentile ranks of specific compensation elements or total target direct compensation against the market data. The Compensation Committee also considered a comprehensive list of factors in developing the compensation peer group for 2023, including:

●	Actual experience in the talent market (companies from which we source and potentially lose executive talent);

●	Scale and complexity (using revenue, earnings, and market capitalization);

●	Geography; and

●	Company business characteristics (for example, comparably sized high-growth technology companies, technology-oriented gig economy companies, retail and marketplace companies, global operations, and other high growth indicators).

For 2023 compensation decisions, the Compensation Committee utilized the peer group set forth below. The changes from the 2022 peer group were due to changes in the business of the applicable companies, for example, conversion from a publicly-traded company to a privately-held company. MercadoLibre was added to the peer group in light of its business scope, market capitalization, and global presence.

2023 Peer Group
Airbnb	MercadoLibre	Snap
Block	Palantir Technologies	Snowflake
Chewy	PayPal Holdings	Splunk
DoorDash	Pinterest	Uber Technologies
eBay	salesforce.com	Wayfair
Expedia Group	Sea	Workday
Intuit	ServiceNow	Zillow Group
Lyft	Shopify

37 | 2024 Coupang Proxy Statement

Elements of NEO Compensation

Our NEO compensation program is comprised of the following key components:

Component	Objective	Key Features
Base Salary	Recognizes market factors, as well as individual experience, performance, and level of responsibility.	Attract and retain talent and provide executives with cash income predictability and stability.
Long-Term Equity Incentives	Creates a strong link between pay and performance. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable and long-term value for our stockholders, while helping retain our NEOs in a highly competitive market.

Variable, at-risk compensation in the form of options, RSUs, and performance-based RSUs (the “PSUs”) that vest upon satisfaction of certain service-based and/or performance-based vesting conditions.

Generally granted as multi-year equity awards to foster a founder’s mentality and entrepreneurial spirit.

From time to time, we pay our employees in a currency other than U.S. Dollars. To the extent any amount of our employee compensation was paid in a currency other than U.S. Dollars, such amounts are reported by converting the amounts from the applicable currency to U.S. Dollars using the one-year average exchange rate for the applicable calendar year and currency, consistent with the conversion rate we use for various financial and accounting purposes. All amounts presented in this Proxy Statement have been rounded to the nearest whole dollar.

Base Salary

Typically, annual base salaries for our NEOs are set in March of each year, retroactive to January 1st of that year. Accordingly, in March and December 2023, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, taking into consideration the recommendations of our Chief Executive Officer (except with respect to his own base salary), as well as the other factors described above. Based on these reviews, in December 2023, the Compensation Committee determined to maintain the annual base salaries of Messrs. Bom Kim, Gaurav Anand, Han Seung Kang, and Harold Rogers at their prior year levels and, in the case of Mr. Tae Jung Kim who was appointed as our executive officer in April 2023, at the level at the time of such appointment, at $1,100,000, $420,000, 1 billion Korean Won (“KRW”) (equivalent to approximately $766,043), $450,000, and $350,064, respectively.

New Hire and Retention Incentives

From time to time, we may award sign-on or discretionary bonuses to attract or retain executive talent. Generally, sign-on bonuses are used to incentivize candidates to leave their current employers, including by offsetting the loss of unvested compensation they may forfeit as a result of leaving their current employers. The Compensation Committee may also from time to time provide one-time or recurring incentives to encourage long-term service by our executives and to allow our executive compensation program to stay competitive during times of a highly competitive talent market and/or unexpected market disruptions.

In June 2022, Mr. Anand was awarded a retention bonus of $2 million, which vests in equal quarterly installments over a one-year period commencing July 1, 2022. In addition, in December 2023, Mr. Anand was awarded a retention bonus of $600,000, which is paid in equal quarterly installments over a one-year period commencing January 1, 2024. Mr. Kang’s employment arrangement provides for a long-term service bonus of 500 million KRW per year (equivalent to approximately $383,021), paid quarterly on the last compensation payment date of the quarter, subject to Mr. Kang’s continued employment through each applicable payment date. In addition, in June 2022, Mr. Kang was awarded a retention bonus of $1 million, which vested in equal quarterly installments over a one-year period commencing July 1, 2022. Mr. Rogers’ employment arrangement provides for a $100,000 annual cash retention bonus to be paid on each anniversary of his initial appointment date, subject to his continued employment through each applicable payment date. In addition, Mr. Rogers was awarded retention bonuses of $1 million, which vested in equal quarterly installments over a one-year period commencing July 1, 2022, and $220,000, which is paid over a one-year period commencing January 1, 2024, in June 2022 and in December 2023, respectively.

38 | 2024 Coupang Proxy Statement

Long-Term Equity Incentives

We view long-term incentive compensation in the form of equity awards as a critical element of our executive compensation program. As such, a significant portion of our NEO total compensation over the long-term is stock-based compensation designed to create a strong and direct link between pay and performance. The Section 16 Equity Committee’s practice is to grant multi-year equity awards on a periodic basis at levels designed to provide a strong alignment between the recipient and our stockholders and to encourage retention over the vesting period. The realized value of these equity awards over time has a direct relationship to our stock price and establishes an incentive for our NEOs to create sustainable, long-term value for our stockholders, while retaining our NEOs in a highly competitive market.

Since our IPO, our NEOs were granted two types of equity awards—RSUs and PSUs—in both cases under our 2021 Plan. In granting these equity awards and in determining the type of equity award to grant to NEOs, we generally considered, among other things, the NEO’s cash compensation, the need to create a meaningful opportunity for reward based on the creation of long-term value, an evaluation of the expected and actual performance of each NEO, the NEO’s individual contributions and responsibilities, and the retentive effect of the NEO’s existing equity awards and how that lapses over time as awards vest. Taking into account the above considerations, in December 2023, the Section 16 Equity Committee awarded 64,438 RSUs and 228,256 RSUs to Messrs. Kang and Rogers, respectively. The RSUs awarded to Mr. Kang vest in four equal quarterly installments over a one-year period with the first of such quarterly installments vested on April 1, 2024. The RSUs awarded to Mr. Rogers vest in three quarterly installments over a nine-month period, with the first of such quarterly installments vested on April 1, 2024. Mr. Anand did not receive any equity awards in 2023.

Furthermore, in December 2023, in order to further align the interests of the Company’s NEOs with the long-term interests of the Company and our stockholders, the Section 16 Equity Committee amended the vesting schedules of the PSUs previously awarded to each of Messrs. Anand, Kang, and Rogers. Such amendments delay the vesting dates of the existing PSU awards: (i) for Mr. Anand, the PSUs awarded to him in March and December 2022 now vest in four equal quarterly installments over a one-year period with the first of such quarterly installments vesting on March 1, 2027, rather than vesting in full on March 1, 2027; (ii) for Mr. Kang, with respect to the performance year ending December 31, 2025, the applicable tranche of the PSUs awarded to him March 2022 now vest in four equal quarterly installments over a one-year period with the first of such quarterly installments vesting on March 1, 2026, rather than vesting in full on March 1, 2026; and (iii) for Mr. Rogers, with respect to the performance year ending December 31, 2024, the applicable tranche of the PSUs awarded to him March 2022 now vest in four equal quarterly installments over a one-year period with the first of such quarterly installments vesting on March 1, 2025, rather than vesting in full on March 1, 2025. All other terms and conditions of the PSUs, including their performance objectives and conditions, remain unchanged.

Our NEOs are eligible to receive additional equity awards at the discretion of our Section 16 Equity Committee but may or may not receive equity awards on an annual basis and, consequently, their compensation, as reported in the 2023 Summary Compensation Table below, may fluctuate materially from year to year depending on whether a grant was made in a particular year.

39 | 2024 Coupang Proxy Statement

Other Features of Our Executive Compensation Program

Employment Agreements

Effective upon completion of the IPO, we entered into new employment agreements with each of our NEOs that replaced their then-existing employment agreements. These employment agreements are described in more detail below in the subsection titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Severance and Change in Control Payments and Benefits

Messrs. Kim, Rogers, and Kang’s employment agreements provide for certain severance payments and/or benefits in the context of certain qualifying terminations of employment. In addition, in January 2021, we adopted an Executive Severance Policy under which our NEOs are eligible to participate. The terms of the Executive Severance Policy were determined based on a review of market practices and the input of Compensia. Our NEOs are entitled to the greater of the severance payments and/or benefits as may be provided in their employment agreements or our Executive Severance Policy upon a qualifying termination of employment. The payments and benefits provided for under their employment agreements and our Executive Severance Policy are described in more detail below in the subsections titled “NEO Employment Agreements and Potential Payments Upon Termination or Change in Control.”

Clawback

In September 2023, we adopted a Compensation Recoupment (Clawback) Policy consistent with the requirements of the final NYSE listing standards implementing Exchange Act Rule 10D-1. If we are required to restate our financial statements due to our material noncompliance with any financial reporting requirements under the federal securities laws, then the Company will recover, on a reasonably prompt basis, the excess incentive-based compensation received by any covered executive, including the NEOs, during the prior three fiscal years that exceeds the amount that the executive otherwise would have received had the incentive-based compensation been determined based on the restated financial statements. If such restatement is a result of misconduct, then our Chief Executive Officer and Chief Financial Officer may also be legally required to reimburse us for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Employee Benefits and Perquisites

We generally provide our NEOs with benefits available to all our employees, including medical, dental, and vision benefits and, in the United States, participation in a Section 401(k) plan. We also provide certain of our NEOs with security benefits. In addition, as is common practice in Korea, we have purchased a golf club membership for Mr. Kang to use for business purposes. The membership is registered in the Company’s name, is reflected as an asset on the Company’s financial statements, and the Company has the right to sell the membership at any time. Mr. Kang is required to reimburse the Company for his personal use of this membership and, as a result, there is no incremental cost to the Company associated with Mr. Kang’s use of this membership and no amounts have been included with respect to this membership in the 2023 Summary Compensation Table. Mr. Kang did not use the golf membership for personal purposes in 2023.

In some cases, our NEOs were asked to relocate at our request and serve an expatriate assignment. Similar to the general types of benefits provided to our other expatriate executives, for our expatriate NEOs we provide benefits relating to housing, educational support, travel and moving expenses, security and transportation, visa services, and any related tax preparation and reimbursement with respect to certain of these benefits.

Our NEOs did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during 2023.

40 | 2024 Coupang Proxy Statement

Our NEOs did not participate in, or earn any benefits under, any pension or retirement plan sponsored by us during 2023.

Anti-Hedging Policy

Our insider trading policy prohibits all directors and officers, employees, designated consultants, and designated independent contractors from engaging in hedging or similar transactions in our stock, such as prepaid variable forwards, equity swaps, collars, puts, calls, and short sales.

Tax Considerations

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) generally disallows a publicly held corporation’s tax deduction for compensation paid to its Chief Executive Officer and certain of its other covered employees (including executive officers, as applicable) in excess of $1 million in any year. While Section 162(m) will limit the deductibility of compensation paid to the NEOs, the Compensation Committee will continue to retain flexibility to design compensation programs that are in the best long-term interests of the Company and our stockholders, with deductibility of compensation being one of a variety of considerations taken into account. Accordingly, the Compensation Committee retains the ability to pay compensation that exceeds the deduction limitation under Section 162(m).

Compensation Related Risks

Our Compensation Committee has reviewed our compensation policies and practices to assess whether they encourage our employees, including our NEOs, to take inappropriate risks. Our Compensation Committee believes that the mix and design of the elements of compensation, individually or in their entirety, do not encourage our employees, including our NEOs, to take inappropriate risks. The mix of fixed and variable compensation prevents undue focus on short-term results and is intended to align the long-term interests of our NEOs and our other participating employees with those of our stockholders.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed with management this CD&A. Based on that review and discussion, we recommended to the Board that this CD&A be included in this Proxy Statement and incorporated into Coupang’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

The Compensation Committee Neil Mehta (Chair), Pedro Franceschi, Benjamin Sun, Kevin Warsh

41 | 2024 Coupang Proxy Statement

Compensation Tables

2023 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by, or paid to, each of our NEOs for all services rendered in all capacities during 2021, 2022, and 2023, respectively.

Name and Principal Position	Year	Salary ($)(1)(2)	Bonus ($)(1)	Stock Awards ($)(3)	Option Awards ($)	All Other Compensation ($)(1)	Total ($)
Bom Kim Chief Executive Officer	2023	1,100,000	—	—	—	630,609(4)	1,730,609
	2022	1,100,000	—	—	—	831,296	1,931,296
	2021	890,993	—	—	—	696,996	1,587,989
Gaurav Anand Chief Financial Officer	2023	420,000	1,500,000(5)	—	—	596,798(6)	2,516,798
	2022	420,000	500,000	8,231,663	—	517,081	9,668,744
	2021	438,126	—	—	—	420,378	858,504
Hanseung Kang Representative Director, Business Management	2023	766,043	1,133,021(5)	989,768(7)	—	186,259(8)	3,075,091
	2022	774,024	637,012	5,202,380	—	164,000	6,777,415
	2021	873,805	436,903		—	85,380	1,396,088
Harold Rogers General Counsel & Chief Administrative Officer	2023	450,000	850,000(5)	3,506,012(9)	—	491,278(10)	5,297,290
	2022	450,000	350,000	5,782,637	—	331,786	6,914,423
	2021	450,000	100,000	2,332,000	—	309,772	3,191,772
Tae Jung Kim(11) Former Vice President of Digital Customer Experience	2023	350,064	34,828	1,216,579	—	23,951(12)	1,625,442
	2022	328,950	49,200	680,296	—	17,681	1,076,127
	2021	289,800	48,660	1,354,965	—	7,248	1,700,673
1.	Certain amounts reflected in the “Salary,” “Bonus,” and “All Other Compensation” columns were converted from KRW to U.S. Dollars using the average exchange rate for 2023 of 1,305.41 KRW to $1.00 USD.
2.	The amounts reported in this column represent the NEO’s base salary earned during the applicable fiscal year and cash payments for unused vacation days to the extent applicable.
3.	The grant date fair value for PSUs reported in the table is computed in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on the NYSE on the date of grant. Even though the PSUs are subject to achievement of certain performance criteria and the applicable NEO’s continuous service to us through and including the applicable vesting date, achievement of the performance criteria was deemed probable on the grant date and, accordingly, the aggregate grant date fair value of the PSUs are reported herein. For a discussion of the assumptions used in the calculation of the grant date fair value, please refer to Note 4 in the Notes to Consolidated Financial Statements of our 2023 Annual Report. Note that the amounts reported in this column reflect the aggregate accounting cost of the applicable award and do not necessarily reflect the actual economic value that may ultimately be realized by the applicable NEO.
4.	This amount includes security and transportation costs in the amount of $340,292, housing and moving costs of $43,792, education expenses of $58,848, and tax-filing services of $52,798, as well as insurance premiums. This amount also includes a tax gross-up of $109,837. The benefits received by Mr. Bom Kim were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Bom Kim, as applicable.
5.	These amounts include any cash retention awards paid to the applicable NEO in 2023. Because we place a greater emphasis on providing longer-term incentives for our employees, the awards were designed to vest quarterly over a one-year period, subject to the applicable NEO’s continued service to us through the applicable vest date.
6.	This amount includes security and transportation costs in the amount of $291,565, housing and moving costs of $91,705, and education expenses of $68,923, as well as insurance premiums, executive benefits, and tax filing services. This amount also includes a tax gross-up of $113,645. The benefits received by Mr. Anand were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Anand, as applicable.
7.	Represents the aggregate grant date fair value of the RSUs granted to Mr. Kang in December 2023, as computed in accordance with ASC Topic 718. The RSUs vest in four equal quarterly installments commencing on April 1, 2024, subject to Mr. Kang’s continuous service to the Company through and including the applicable vesting date.

42 | 2024 Coupang Proxy Statement

8.	This amount includes security and transportation costs in the amount of $158,231, as well as insurance premiums, executive benefits, gym membership, and tax filing services. The benefits received by Mr. Kang were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Kang, as applicable.
9.	Represents the aggregate grant date fair value of the RSUs granted to Mr. Rogers in December 2023, as computed in accordance with ASC Topic 718. The RSUs vest in three equal quarterly installments commencing on April 1, 2024, subject to Mr. Rogers’ continuous service to the Company through and including the applicable vesting date.
10.	This amount includes security and transportation costs in the amount of $289,483, housing and moving costs of $80,825, and education expenses of $62,079, as well as insurance premiums, executive benefits, and tax filing services. This amount also includes a tax gross-up of $22,457. The benefits received by Mr. Rogers were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Rogers, as applicable.
11.	Mr. Tae Jung Kim retired from the Company, effective as of January 19, 2024.
12.	This amount includes insurance premiums. The benefits received by Mr. Tae Jung Kim were valued on the basis of the aggregate incremental cost to the Company and represent the amount paid to the service provider or Mr. Tae Jung Kim, as applicable.

43 | 2024 Coupang Proxy Statement

2023 Grants of Plan-Based Awards

The following table provides, for each of our NEOs, information concerning plan-based awards granted during our fiscal year ended December 31, 2023. This information supplements the information about these awards set forth in the “2023 Summary Compensation Table” above.

Name	Award Type	Grant Date(1)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards(2) ($)

Bom Kim	—	—	—	—
Gaurav Anand	—	—	—	—
Hanseung Kang	RSUs	12/7/23	64,438	989,768
Harold Rogers	RSUs	12/7/23	228,256	3,506,012
Tae Jung Kim	RSUs	4/3/23	22,682	364,500
	RSUs	4/3/23	53,023	852,080

1.	Represent RSUs awarded under our 2021 Equity Incentive Plan. The vesting schedule applicable to each award is set forth in the subsection titled “Outstanding Equity Awards at December 31, 2023” below.
2.	The amounts reported in this column represent the aggregate grant date fair value of the equity awards, as computed in accordance with ASC Topic 718. For a discussion of the assumptions used in the calculation of the grant date fair value, please refer to Note 4 in the Notes to Consolidated Financial Statements of our 2023 Annual Report.

44 | 2024 Coupang Proxy Statement

Outstanding Equity Awards at December 31, 2023

The following table presents, for each of our NEOs, information with respect to outstanding equity awards held by such NEO as of December 31, 2023. This information supplements the information about these awards set forth in the “2023 Summary Compensation Table” above.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested(1)
			(#)	(#)	($)		(#)	($)	(#)	($)
Bom Kim	2/7/2021	(2)	6,057,233	550,658	16.46	2/7/2028	—	—	—	—
Gaurav Anand	5/17/2018	(3)	—	30,000	1.98	5/16/2028	—	—	—	—
	5/16/2019	(4)	1,140,000	900,000	1.99	5/15/2029	—	—	—	—
	12/2/2020	(5)	—	—	—	—	400,000	6,476,000	—	—
	3/29/2022	(6)	—	—	—	—	—	—	255,037	4,129,049
	12/19/2022	(6)	—	—	—	—	—	—	206,772	3,347,639
Hanseung Kang	11/18/2020	(7)	—	—	—	—	150,131	2,430,621	—	—
	3/29/2022	(8)	—	—	—	—	—	—	224,555	3,635,545
	12/7/2023	(9)	—	—	—	—	64,438	1,043,251	—	—
Harold Rogers	1/23/2020	(10)	772,500	51,500	2.24	1/22/2030	—	—	—	—
	1/11/2021	(11)	—	—	—	—	80,000	1,295,200	—	—
	3/29/2022	(12)	—	—	—	—	—	—	252,162	4,082,503
	12/7/2023	(13)	—	—	—	—	228,256	3,695,465	—	—
Tae Jung Kim	4/1/2022	(14)	—	—	—	—	5,787	93,692	—	—
	4/1/2022	(15)	—	—	—	—	8,487	137,405	—	—
	4/3/2023	(16)	—	—	—	—	11,341	183,611	—	—
	4/3/2023	(17)	—	—	—	—	53,023	858,442	—	—
1.	The amounts reported in these columns reflect the market value of the stock or equity incentive plan awards of stock, as computed using the closing market price of our Class A common stock on the NYSE on December 29, 2023 (the last trading day of our fiscal year ended December 31, 2023), which was $16.19.
2.	1/36 of the initial grant of the shares subject to the stock option vest monthly over a three-year period commencing on April 15, 2021, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.
3.	10% of the shares subject to the stock option vested on March 1, 2019, and 6.25% vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.
4.	40% of the 3,000,000 shares subject to the stock option vested as of December 31, 2022, and 150,000 shares vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.
5.	These RSUs vest as to 5% of the RSUs on March 1, 2021, and on each quarterly anniversary thereafter, subject to the NEO’s continued service with us as of each applicable vesting date. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.
6.	These PSUs vest in full on March 1, 2027, contingent upon achievement by Mr. Anand of certain performance metrics and certification by the Compensation Committee of the Board of such performance achievement, as well as Mr. Anand’s continued service to the Company through and including each vesting date.

45 | 2024 Coupang Proxy Statement

7.	These RSUs vest as to 25% of the RSUs on November 1, 2021, and 6.25% of the RSUs on each quarterly anniversary thereafter, subject to the NEO’s continued service with us as of each applicable vesting date. Vesting was also contingent on the IPO, which vesting condition was satisfied in March 2021.
8.	49,543 shares subject to the PSUs vest on March 1, 2024, 34,046 shares subject to the PSUs vest on March 1, 2025, and 140,976 shares subject to the PSUs vest on March 1, 2026, in each case contingent upon achievement by Mr. Kang of certain performance metrics and certification by the Compensation Committee of the Board of such performance achievement, as well as Mr. Kang’s continued service to the Company through and including each vesting date. 49,543 shares subject to the PSUs vested on March 1, 2023, following the certification by the Compensation Committee that the applicable performance objective was achieved.
9.	The shares subject to the RSUs vest in four equal quarterly installments commencing on April 1, 2024, subject to Mr. Kang’s continued service to the Company through and including each vesting date.
10.	25% of the shares subject to the stock option vested on January 1, 2021, and 6.25% vest on each quarterly anniversary thereafter, provided that the NEO remains in continuous service with us as of each of the applicable vesting dates.
11.	1/20 of the initial grant of 200,000 RSUs vest quarterly over a 5-year period commencing on March 1, 2021, subject to the NEO’s continued employment through each applicable vesting date. Vesting was also contingent on the IPO, or the occurrence of a change in control, which vesting condition was satisfied upon the six-month anniversary of our IPO.
12.	52,508 shares subject to the PSUs vest on March 1, 2024, 177,982 shares subject to the PSUs vest on March 1, 2025, and 21,672 shares subject to the PSUs vest on March 1, 2026, in each case contingent upon achievement by Mr. Rogers of certain performance metrics and certification by the Compensation Committee of the Board of such performance achievement, as well as Mr. Rogers’ continued service to the Company through and including each vesting date. 52,508 shares subject to the PSUs vested on March 1, 2023, following the certification by the Compensation Committee that the applicable performance objective was achieved.
13.	The shares subject to the RSUs vest in two equal quarterly installments commencing on April 1, 2024, subject to Mr. Rogers’ continued service to the Company through and including each vesting date.
14.	50% of the shares subject to the RSUs vested on January 1, 2024. Mr. Kim retired from the Company, effective as of January 19, 2024, and therefore the remaining unvested shares subject to the RSUs were forfeited as of such date.
15.	50% of the shares subject to the RSUs vested on January 1, 2024. Mr. Kim retired from the Company, effective as of January 19, 2024, and therefore the remaining unvested shares subject to the RSUs were forfeited as of such date.
16.	50% of the shares subject to the RSUs vested on January 1, 2024. Mr. Kim retired from the Company, effective as of January 19, 2024, and therefore the remaining unvested shares subject to the RSUs were forfeited as of such date.
17.	Mr. Kim retired from the Company, effective as of January 19, 2024, and as all shares subject to the RSUs remained unvested as of such date such shares were all forfeited.

46 | 2024 Coupang Proxy Statement

2023 Option Exercises and Stock Vested

The following table presents, for each of our NEOs, certain information with respect to shares acquired by such NEO upon the vesting of RSU and PSU awards in 2023 and the related value realized during 2023.

Name	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized on Vesting
	(#)	($)(1)
Bom Kim	—	—
Gaurav Anand	200,000	3,286,500
Hanseung Kang	199,674	3,277,520
Harold Rogers	92,508	1,427,592
Tae Jung Kim	52,413	863,156
1.	The amounts reported in this column have been calculated by multiplying the gross number of shares acquired on vesting by the closing price of our Class A common stock on the NYSE on the applicable vesting date. Therefore, the amounts shown in this column do not represent the actual amounts paid to or realized by the NEO during 2023 nor do they represent the amounts that may be used for tax purposes.

47 | 2024 Coupang Proxy Statement

NEO Employment Agreements and Potential Payments Upon Termination or Change in Control

Employment Agreements

Bom Kim

Mr. Kim’s employment agreement provides for an annual base salary of $850,000 per year (which has been increased to $1,100,000 by the Compensation Committee and may in the future be increased by the Board of Directors or the Compensation Committee, as applicable). The employment agreement also provides that Mr. Kim will participate in any of our bonus plans, our long-term incentive plan (under which he will receive awards as determined by the Board of Directors or Compensation Committee, as applicable), and our employee benefit plans on no less favorable terms to those provided to our other senior officers.

Mr. Kim’s employment agreement provides for an initial term of employment of three years, with automatic one-year renewals unless either party provides written notice of nonrenewal to the other party at least six months prior to the end of the initial term or a renewal term, as applicable, subject to earlier termination in the case of Mr. Kim’s death or disability (as defined in the employment agreement), resignation with or without good reason (as defined in the employment agreement), or termination by us with or without cause (as defined in the employment agreement).

Mr. Kim’s employment agreement also includes a confidentiality and nondisclosure restriction, intellectual property assignment provisions, and certain rights to indemnification by us. Mr. Kim’s employment agreement further provides that if any amounts payable to Mr. Kim, whether under the employment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Kim.

Gaurav Anand

Mr. Anand’s executive appointment agreement provides for an annual base salary of $420,000 per year (subject to periodic review and potential increases by the Board of Directors or Compensation Committee). The executive appointment agreement also provides that Mr. Anand is eligible for short-term or long-term incentive awards under such policies and programs we may maintain from time to time and is eligible to participate in our health care benefit plans in accordance with their terms.

The term of Mr. Anand’s appointment with us under his executive appointment agreement is for a period of two years (with automatic one-year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us, pay in lieu thereof, subject to Mr. Anand’s execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement). Mr. Anand is also eligible to participate in our Executive Severance Policy.

Mr. Anand’s executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Anand is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. Mr. Anand’s executive appointment agreement further provides that if any amounts payable to Mr. Anand, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Anand.

48 | 2024 Coupang Proxy Statement

In addition, Mr. Anand is party to a letter of assignment with us and Coupang Corp., which governs the terms of Mr. Anand’s international assignment from us to Coupang Corp. and provides for certain international-assignment related allowances and reimbursements, including for housing costs, transportation costs, and education expenses.

Hanseung Kang

Mr. Kang’s executive appointment agreement provides for an annual base salary of $766,043 and is subject to periodic review and potential increases by the Board of Directors or Compensation Committee) and a long-term service bonus of $383,021 per year (payable in quarterly installments on the last payroll date per quarter, subject to Mr. Kang being in service with us on each payment date). The executive appointment agreement also provides that Mr. Kang is eligible for short or long-term incentive awards under such policies and programs we may maintain. In addition, Mr. Kang is eligible for a work vehicle and driver (as determined by the Board of Directors), and health club memberships. The employment agreement also provides for a golf club membership, which the Company has obtained for business purposes and which Mr. Kang may use for personal purposes provided that Mr. Kang reimburses the Company for the costs of such personal usage. Mr. Kang did not use the golf membership for personal purposes in 2023.

The term of Mr. Kang’s appointment with us under his executive appointment agreement is through November 1, 2024, provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or, in the case of termination by us, pay in lieu thereof, subject to Mr. Kang’s execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement).

Mr. Kang’s executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of Mr. Kang’s appointment with us and a non-disparagement provision. Mr. Kang is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement.

Harold Rogers

Mr. Rogers’ executive appointment agreement provides for an annual base salary of $450,000 per year (subject to periodic review and potential increases by the Board of Directors or Compensation Committee) and an annual retention bonus of $100,000 per year (to be paid on each anniversary of his original commencement date with us, subject to Mr. Rogers’ being in service with us and not having served notice of resignation or termination on each payment date). The executive appointment agreement also provides that Mr. Rogers is eligible for short-term or long-term incentive awards under such policies and programs we may maintain from time to time and is eligible to participate in our health care benefit plans in accordance with their terms.

The term of Mr. Rogers’ appointment with us under his executive appointment agreement is for a period of two years (with automatic one-year renewals), provided that either party may terminate the appointment earlier for any reason upon 60 days’ notice (or in the case of termination by us, pay in lieu thereof, subject to Mr. Rogers’ execution of an effective release), except that we may terminate the appointment immediately for cause (as defined in the executive appointment agreement).

Mr. Rogers is also eligible to participate in our Executive Severance Policy.

Mr. Rogers’ executive appointment agreement contains certain restrictive covenants, including restrictions on solicitation of staff for one year following termination of his appointment with us and a non-disparagement provision. Mr. Rogers is also bound by the restrictions contained in our standard form of confidentiality and invention assignment agreement. In addition, Mr. Rogers is party to a letter of assignment with us and Coupang Corp., which governs the terms of Mr. Rogers’ international assignment from us to Coupang Corp. and provides for certain international-assignment related allowances and reimbursements, including for housing costs, transportation costs and education expenses. Mr. Rogers’ executive appointment agreement further provides that if any amounts payable to Mr. Rogers, whether under the executive appointment agreement or otherwise, would constitute “parachute payments” under Section 280G of the Code and would be subject to an excise tax imposed by Section 4999 of the Code, then payments will either be reduced to the least extent necessary to avoid the application of such excise tax or paid in full, whichever will result in the greatest after-tax benefit to Mr. Rogers.

49 | 2024 Coupang Proxy Statement

Termination and Change in Control Provisions

Executive Severance Policy

In January 2021, we adopted an Executive Severance Policy which was amended in December 2023, under which our executive officers, including our NEOs, are eligible to participate. Under the Executive Severance Policy, if a NEO’s employment is terminated by us without cause (including by reason of death or incapacity (as defined in the Executive Severance Policy)) at any time, or if a NEO resigns for good reason within one year following a change in control (each such term as defined in the Executive Severance Policy), and the NEO executes and does not revoke a release in our favor and continues to comply with restrictive covenants (other than in the case of termination due to death or incapacity), the NEO will be entitled to the following benefits:

●	If the NEO is based in the United States or is an expat based in Korea, an amount equal to the NEO’s annual base salary payable as a lump sum or in installments at our discretion. If the NEO is a non-expat based in Korea, the NEO will be entitled to receive the greater of one times, in the case of an NEO who is deemed a “Tier 1 Executive” under the Executive Severance Policy (a “Tier 1 NEO”), or 0.75 times, in the case of an NEO who is deemed a “Tier 2 Executive” under the Executive Severance Policy (a “Tier 2 NEO”), the NEO’s annual base salary or an amount in line with the statutory severance formula under applicable Korean law (which is generally one month of base pay for each year of service) multiplied by a multiplier of up to four and payable as a lump sum or in installments at our discretion, following standard Korean market practice; and

●	If the NEO is based in the United States and elects to continue health insurance coverage under COBRA, our payment of the monthly premiums for COBRA continuation coverage for the NEO and his or her dependents at the same rate as we paid at the time of such termination for a period of 12 months in the case of a Tier 1 NEO or 9 months in the case of a Tier 2 NEO.

Following standard Korean market practice, the Executive Severance Policy also provides for severance pay (subject to the execution and non-revocation of a release in our favor) to our NEOs who are based in Korea in the event of their voluntary termination of employment (including due to expiration of the term of their employment agreements) that is calculated in line with the statutory severance formula under applicable Korean law (generally one month of base pay for each year of service, which is multiplied by a multiplier of up to four in the case of a non-expat NEO based in Korea and multiplied by one in the case of an expat executive officer based in Korea).

If, at the time of a NEO’s termination of employment, the NEO is subject to an employment or other individual service agreement with us that provides for the payment of severance upon a termination of employment that is more favorable than the payments under the Executive Severance Policy, the NEO will receive such severance payments rather than the severance payments provided for under the Executive Severance Policy, and such severance payments provided under the Executive Severance Policy will be deemed included in such contractual severance payments.

In addition, if any of the payments or benefits provided for under the Executive Severance Policy or otherwise would constitute “parachute payments” within the meaning of Section 280G of the Code and/or if such payments or benefits would give rise to a tax deduction for us that may potentially be limited by Section 280G and Section 4999 of the Code, the NEO would be entitled to receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after tax benefit to the NEO.

50 | 2024 Coupang Proxy Statement

Bom Kim

Under the terms of his employment agreement, if Mr. Kim’s employment is terminated by us without cause or by him for good reason (including by reason of our failure to renew the term of the employment agreement), in addition to accrued obligations, Mr. Kim is entitled to receive the following severance payments and benefits (subject to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) two times his then-current annual base salary ($2,200,000) (payable as a lump sum); (ii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2023: $50,084); and (iii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2023: $0. If Mr. Kim’s employment is terminated due to his death or disability, Mr. Kim is entitled to receive the following severance payments and benefits (subject to his entering into an effective mutual release of claims and continued compliance with non-disclosure requirements): (i) 12 months of his then-current base salary ($1,100,000) (in the case of his death, payable in equal installments in accordance with our customary payroll practices, and in the case of his disability, payable as a lump sum); (ii) immediate vesting of his outstanding equity awards (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2023: $0; and (iii) continued coverage for him and his eligible dependents under our group health plan for a period of up to 24 months following termination (or until he is eligible for other employer-provided health insurance, if sooner) with all costs for such coverage including the cost of any taxes that may be imposed on Mr. Kim in respect of such coverage being borne by us (the value of such benefits as of December 31, 2023: $50,084).

In the event of a termination of Mr. Kim’s employment by us without cause, by him for good reason, or due to his death or disability, or in the event of a change in control, his IPO incentive award will accelerate and fully vest (with any unsatisfied performance conditions assumed satisfied at target) (the value of such vesting as of December 31, 2023: $0).

Hanseung Kang

If Mr. Kang’s appointment under his executive appointment agreement is terminated by us without cause (as defined in his executive appointment agreement) other than by reason of death or disability, Mr. Kang is entitled to continued payment of his base salary for a period of 12 months, $766,043 (subject to his execution of an effective release and continued compliance with non-solicitation, non-disparagement, and confidentiality requirements). In addition, upon a termination of Mr. Kang’s appointment by us without cause (other than by reason of death or disability), Mr. Kang is entitled to continue to time vest and settle in any of his outstanding and unvested RSUs from his November 2020 REU grant for a period of 12 months following such termination (the value of such vesting as of December 31, 2023: $2,430,621). Mr. Kang is also eligible to participate in our Executive Severance Policy (provided that to the extent any severance under the executive appointment agreement is more favorable than any severance under our Executive Severance Policy, Mr. Kang will receive the severance under the executive appointment agreement rather than under such policy). Under the terms of our Executive Severance Policy, if Mr. Kang’s employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if he resigns for good reason within 12 months following a change in control, then, subject to his execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), Mr. Kang would be entitled to an amount equal to his annual base salary $766,043. In addition, in the event of a voluntary termination of Mr. Kang’s employment without good reason, subject to his execution and non-revocation of a release in our favor (as described above), Mr. Kang is entitled to his monthly average base salary for the three months immediately preceding such termination, multiplied by his number of years of service as an “Executive” (as defined in the Executive Severance Policy and pro-rated for any partial years), multiplied by three ($606,013 as of December 31, 2023).

51 | 2024 Coupang Proxy Statement

Under the terms of the 2011 Plan, in the event of a change in control in which Mr. Kang’s outstanding equity awards are assumed or replaced and his employment is terminated without cause or he resigns for good reason, as such terms are defined in the 2011 Plan, within 12 months thereof, then 50% of his then unvested outstanding equity awards under the 2011 Plan would accelerate and vest (the value of such vesting as of December 31, 2023: $1,215,311). In the event of a change in control in which the executive’s outstanding equity awards under the 2011 Plan are not assumed or replaced, all of his then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2011 Plan, regardless of whether or not his employment terminates (the value of such vesting as of December 31, 2023: $2,430,622).

Under the terms of the 2021 Plan and Mr. Kang’s March 2022 PSU Award Grant and 2023 RSU Grant in the event of a Change in Control in which Mr. Kang’s employment is terminated Without Cause or he resigns for Good Reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of his then unvested outstanding equity awards under the March 2022 PSU and 2023 RSU Award Grants (or any award in which it was converted in connection to the Change in Control) would accelerate and vest (the value of such vesting as of December 31, 2023: $2,339,402).

Gaurav Anand and Harold Rogers

The executive appointment agreements for Messrs. Anand and Rogers provide that they will be eligible to participate in our Executive Severance Policy, as may be in effect and/or amended and/or restated from time to time, as may be in effect and/or amended and/or restated from time to time, as Tier 1 Executives thereunder. Under the terms of the Executive Severance Policy, as Tier 1 Executives thereunder, if Mr. Anand or Mr. Rogers’ employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if they resign for good reason within 12 months following a change in control, then, subject to their execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), they would be entitled to (i) an amount equal to their annual base salary ($420,000 and $450,000 for Mr. Anand and Mr. Rogers, respectively). In addition, in the event of a voluntary termination of their employment without good reason, subject to their execution and non-revocation of a release in our favor (as described above), Mr. Anand and Mr. Rogers are each entitled to their monthly average base salary for the three months immediately preceding such termination, multiplied by their number of years of service as an Executive (pro-rated for any partial years), multiplied by one (as of December 31, 2023: $244,230 and 149,475 for Mr. Anand and Mr. Rogers, respectively).

Under the terms of the 2011 Plan, in the event of a change in control in which Messrs. Anand or Rogers’ outstanding equity awards are assumed or replaced and their employment is terminated without cause or they resign for good reason, as such terms are defined in the 2011 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under the 2011 Plan would accelerate and vest (the value of such vesting as of December 31, 2023, for Messrs. Anand and Rogers: $9,628,000 and $1,006,812, respectively). In the event of a change in control in which the executive’s outstanding equity awards under the 2011 Plan are not assumed or replaced, all of the then unvested outstanding equity awards will accelerate and fully vest under the terms of the 2011 Plan, regardless of whether or not employment terminates (the value of such vesting as of December 31, 2023, for Messrs. Anand and Rogers: $19,256,001 and $2,013,625, respectively).

Under the terms of the 2021 Plan and Messrs. Anand and Rogers’ March 2022 PSU Award Grant, and Mr. Rogers’ December 2023 RSU Grant if within 12 months following a Change in Control, Messrs. Anand or Rogers is terminated Without Cause or they resign for Good Reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under the March 2022 PSU and 2023 RSU Award Grants (or any award in which it was converted in connection to the Change in Control) would accelerate and vest (the value of such vesting as of December 31, 2023, for Messrs. Anand and Rogers: $2,064,525 and $3,888,984, respectively).

Under the terms of the 2021 Plan and Mr. Anand’s December 2022 PSU Award Grant, if within 12 months following a Change in Control, Mr. Anand is terminated Without Cause or resigns for Good Reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under the December 2022 PSU Award Grant (or any award in which it was converted in connection to the Change in Control) would accelerate and vest (the value of such vesting as of December 31, 2023, for Mr. Anand: $1,637,820).

52 | 2024 Coupang Proxy Statement

Tae Jung Kim

Tae Jung Kim’s employment agreement provided for “at will” employment. Mr. Kim was eligible to participate in our Executive Severance Policy, as may be in effect and/or amended and/or restated from time to time, as a Tier 2 Executive thereunder. Under the terms of the Executive Severance Policy, as a Tier 2 Executive thereunder, if Mr. Kim’s employment is terminated by us without cause (including by reason of death or incapacity) at any time, or if he resigns for good reason within 12 months following a change in control, then, subject to his execution and non-revocation of a release in our favor and continued compliance with certain restrictive covenants (as described above), he would be entitled to an amount equal to 9 months of his annual base salary of $262,548.

Under the terms of the 2021 Plan and Mr. Kim’s 2022 and 2023 RSU Award Grants, if within 12 months following a Change in Control, Mr. Kim is terminated Without Cause or resigns for Good Reason, as such terms are defined in the 2021 Plan, within 12 months thereof, then 50% of then unvested outstanding equity awards under the March 2022 RSU and 2023 RSU Award Grants (or any award in which it was converted in connection to the Change in Control) would accelerate and vest (the value of such vesting as of December 31, 2023, for Mr. Kim: $636,575).

Mr. Kim resigned from the company in January of 2024. He did not receive any compensation pursuant to any agreement or policy for his voluntary resignation.

53 | 2024 Coupang Proxy Statement

Pay-Versus-Performance Disclosure

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between what is defined under Item 402(v) of the Regulation S-K as “compensation actually paid,” (“CAP”), to our Principal Executive Officer (“PEO”) and non-PEO NEOs and certain financial performance measures of the Company. The CAP amounts are calculated using a new methodology prescribed by the SEC rules and differ significantly from the Summary Compensation Table (“SCT”) calculation of executive compensation. The CAP values do not represent amounts actually earned or paid to our NEOs, including with respect to RSUs and PSUs, which remain subject to forfeiture if the vesting conditions are not satisfied. Because CAP values are based on our stock price as of particular dates, the amounts shown in the tables below reflect the fluctuations in our stock price including our stock price at the time of our IPO and the volatility in our stock price since that time and could have been substantially different if other dates were chosen. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our overall compensation philosophy and how we align executive compensation with our performance, please refer to “Named Executive Officer Compensation - Compensation Discussion and Analysis.”

Pay-Versus-Performance Table

Year(1)	SCT Total for PEO(2)	CAP to PEO(3)	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non- PEO NEOs(3)	Value of Initial Fixed $100 Investment Based On:		Net Income (Loss)(6)
					Total Stockholder Return(4)	Peer Group Total Stockholder Return(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	$1,730,609	$2,557,529	$3,128,650	$4,710,326	$32.87	$114.25	$1,360,000,000
2022	$1,931,296	$(49,687,096)	$5,935,509	$(23,859,450)	$29.87	$80.23	$(92,042,000)
2021	$1,587,989	$684,330,158	$1,492,346	$46,444,743	$59.65	$122.09	$(1,542,590,000)
1.	Represents all years for which the Company is required to report under Item 402(v) of Regulation S-K. The Company first became a reporting company pursuant to Section 13(a) or Section 15(d) of the Exchange Act in 2021.
2.	Represents total compensation reported for our PEO or the average total compensation reported for our non-PEO NEOs as a group, as applicable, for each corresponding year in the “Total” column of the SCT. Please refer to “Executive Compensation - Executive Compensation Tables - 2023 Summary Compensation Table.” The names of non-PEO NEOs included for purposes of calculating the average amounts of total compensation for both 2021 and 2022 are as follows: Gaurav Anand, our Chief Financial Officer; Hanseung Kang, our Representative Director, Business Management; Harold Rogers, our General Counsel & Chief Administrative Officer; and Thuan Pham, our former Chief Technology Officer. The names of non-PEO NEOs included for purposes of calculating the average amounts of total compensation for 2023 are as follows: Gaurav Anand, our Chief Financial Officer; Hanseung Kang, our Representative Director, Business Management; Harold Rogers, our General Counsel & Chief Administrative Officer; and Tae Jung Kim, our former Vice President of Digital Customer Experience.
3.	The amounts in these columns are computed in accordance with Item 402(v) of Regulation S-K and do not represent amounts earned or realized by, or paid to, the NEO during the applicable year. The CAP amounts for 2021 include, among other awards, several equity grants that were awarded separately over various years since our incorporation prior to our IPO but vested at the same time at our IPO in accordance with their terms. The CAP amounts for such awards have since significantly decreased, as shown in columns (f) and (g). The following detailed breakdown tables describe the adjustments, each of which is prescribed by SEC rule, to calculate the CAP amounts from the related SCT amounts. The CAP and SCT amounts do not reflect the actual amount of compensation earned or realized by, or paid to, the applicable NEO during the applicable year, but rather are amounts determined in accordance with SEC rules contained in Item 402 of Regulation S-K under the Exchange Act:
PEO SCT to CAP Reconciliation:
Year	Reported SCT Total for PEO	Reported Value of Equity Awards	Equity Award Adjustments*	CAP to PEO
2023	$1,730,609	$0	$826,920	$2,557,529

54 | 2024 Coupang Proxy Statement

* PEO Equity Award Adjustment Reconciliation:
Year	Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in Year	Fair Value at End of Prior Year of Equity Awards that Failed to Meet Vesting Conditions in Year	Value of Dividends or Other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2023	$0	$(309,372)	$0	$1,136,292	$0	---	$826,920

Average Non-PEO NEO SCT to CAP Reconciliation:
Year	Average Reported SCT Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Equity Award Adjustments**	Average CAP to Non-PEO NEOs
2023	$3,128,650	$1,428,090	$3,009,766	$4,710,326

** Average Non-PEO NEO Equity Award Adjustment Reconciliation:
Year	Average Year End Fair Value of Equity Awards Granted in the Year and Unvested at Year End	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in Year	Average Change in Fair Value from the Prior Year End to the Vesting Date of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or Other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value	Total Average Equity Award Adjustments
2023	$1,445,192	$898,221	$48,625	$617,728	$0	---	$3,009,766

4.	Cumulative total stockholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the price of our Class A common stock at the end and the beginning of the measurement period by our share price at the beginning of the measurement period. The beginning of the measurement period was March 11, 2021, the date our Class A common stock began trading on the NYSE.
5.	Reflects the cumulative TSR on our Class A common stock relative to that of the Standard & Poor’s 500 Retailing Sector Index (S&P 500 Retailing), which is the index included in our Performance Graph in our 2023 Annual Report.
6.	Represents the amount of net loss reflected in our audited financial statements for each applicable year.

Financial Performance Measures

In the years covered by this table, we did not use any financial performance measures for our executive compensation program. Accordingly, pursuant to the SEC rules, we have not included a “Company-Selected Measure” or a tabular list of performance measures. For more information about our executive compensation program, please refer to “Named Executive Officer Compensation - Compensation Discussion and Analysis” above.

Relationships Between Pay and Performance

CAP and TSR - Over the last three years, our TSR has decreased by approximately 44.9%, from $59.65 to $32.87, while the CAP to our PEO decreased by approximately 99.6%, from $684,330,158 to $2,557,529, the average CAP to our non-PEO NEOs as a group decreased by approximately 89.9% from $46,444,743 to $4,710,326, and our peer group TSR decreased by 6.4%, from $122.09 to $114.25.

CAP and Net Income - Over the last three years, our net loss reduced by approximately 188.1%, from $(1,542,590,000) to $1,360,000,000. During the same period, the CAP to our PEO decreased by approximately 99.6%, and the average CAP to our non-PEO NEOs as a group decreased by approximately 89.9%. The reason for the divergence is that CAP measures the change in stock price to equity held and vested or unvested by our NEOs.

55 | 2024 Coupang Proxy Statement

Total Stockholder Return Graph - The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the S&P 500 Index (“S&P 500”) and the S&P 500 Retailing Index (“S&P 500 Retailing”). The graph assumes $100 was invested at the market close on March 11, 2021, which was the first day our Class A common stock began trading. Data for the S&P 500 Index and S&P 500 Retailing Index assume reinvestment of dividends. The graph uses the closing market price on March 11, 2021 of $49.25 per share as the initial value of our Class A common stock. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.

56 | 2024 Coupang Proxy Statement

CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing (i) the ratio of the annual total compensation of our Chief Executive Officer to (ii) the annual total compensation of our median employee (excluding our Chief Executive Officer), both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

For 2023, the annual total compensation of our median employee (excluding our Chief Executive Officer) was $30,668 and the annual total compensation of our Chief Executive Officer was $1,730,609. Based on these numbers we estimate that the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee was 56 to 1.

In determining our median compensated employee, we selected December 31, 2023 as the date on which to determine our employee population and the median employee. We included base salary and grant date fair market value of equity awards, if any, issued during the previous twelve months as our consistently applied compensation measure for our global employee population other than our Chief Executive Officer. For employees paid in a currency other than U.S. Dollars, we converted their compensation to U.S. dollars using the one-year average exchange rates for 2023, consistent with the conversion rate used by us for various financial and accounting purposes.

We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a wide variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the Company used the foregoing pay ratio measure in making compensation decisions.

57 | 2024 Coupang Proxy Statement

PROPOSAL 3: ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders are being asked to approve, in an advisory, non-binding vote, the compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. In considering their vote, we urge stockholders to review the information on our compensation policies and decisions regarding the NEOs presented in the section titled Compensation Discussion and Analysis above.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding. Although this resolution is non-binding, the Board and the Compensation Committee value the opinions of our Stockholders and will review and consider the voting results when making future compensation decisions for our NEOs. We expect that we will conduct our next say-on-pay vote at our 2025 Annual Meeting of Stockholders.

We believe that our compensation components provide a reasonable balance of base compensation and long-term equity-based incentive compensation that is closely aligned with our overall performance. We aim to provide executive officers with a reasonable level of security through base salary and benefits, while rewarding them through cash and equity-based incentive compensation to achieve business objectives and create stockholder value. We believe that each of our compensation components is integral to attracting, retaining, and rewarding qualified executive officers.

The text of the resolution in respect of Proposal no. 3 is as follows:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby approved.

58 | 2024 Coupang Proxy Statement

OTHER MATTERS

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders will vote your shares in accordance with their best judgment. This discretionary authority is granted by the execution of the form of proxy.

59 | 2024 Coupang Proxy Statement

OTHER INFORMATION

Householding of Proxies

Under rules adopted by the SEC, we are permitted to deliver a single Internet Notice to any household in which two or more stockholders reside if we believe the stockholders are members of the same family. This process, called householding, allows us to reduce the number of copies of these materials we must print and mail. Even if householding is used, each stockholder will continue to be entitled to submit a separate proxy or voting instructions.

The Company is not householding this year for those stockholders who own their shares directly in their own name. If you share the same last name and address with another Company stockholder who also holds his or her shares directly, and you would each like to start householding for our annual reports and proxy materials, please contact us at Coupang, Inc. via email at ir@coupang.com.

This year, some brokers and nominees who hold our shares on behalf of stockholders may be participating in the practice of householding proxy statements and annual reports for those stockholders. If your household receives a single Internet Notice for this year, but you would like to receive your own copy, please contact us as stated above, and we will promptly send you a copy. If a broker or nominee holds our shares on your behalf and you share the same last name and address with another stockholder for whom a broker or nominee holds our shares, and together both of you would like to receive only a single set of our disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

Additional Filings

Our reports on Forms 10-K, 10-Q, and 8-K, as well as any amendments to those reports, are available without charge through our website, www.coupang.com, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

You may request a copy of our SEC filings, including a copy of the 2023 Annual Report, as well as the foregoing corporate documents, at no cost to you, by writing to the Company address appearing in this Proxy Statement or by e-mailing us at ir@coupang.com.

Stockholder Proposals for the 2025 Annual Meeting of Stockholders

Our stockholders may submit proposals that they believe should be voted upon at our annual meeting of Stockholders or nominate persons for election to the Board.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders (the “2025 Proxy Statement”). To be eligible for inclusion in the 2025 Proxy Statement, any such stockholder proposals must be submitted in writing to the General Counsel and Chief Administrative Officer of the Company no later than December 27, 2024, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in the 2025 Proxy Statement.

60 | 2024 Coupang Proxy Statement

Alternatively, in accordance with the “advance notice” provisions of our bylaws, stockholders seeking to present a stockholder proposal or nomination at our 2025 Annual Meeting of Stockholders, without having it included in the 2025 Proxy Statement, must timely submit notice of such proposal or nomination. To be timely, a stockholder’s notice must be received by the Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the first anniversary of the 2024 Annual Meeting of Stockholders, unless the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders. For our 2025 Annual Meeting of Stockholders, this means that any such proposal or nomination must be submitted no earlier than February 13, 2025 and no later than March 15, 2025. If the date of the 2025 Annual Meeting of Stockholders is advanced by more than 30 days or delayed by more than 30 days from the anniversary of the 2024 Annual Meeting of Stockholders, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day prior to the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to the 2025 Annual Meeting of Stockholders, or the 10th day following the day on which we first make public announcement of the date of the 2025 Annual Meeting of Stockholders.

In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the “advance notice” provisions of our bylaws for our 2024 annual meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the General Counsel and Chief Administrative Officer of the Company by April 14, 2025 (or, if the 2025 annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of the 2025 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.

Notices of any proposals or nominations for our 2025 Annual Meeting of Stockholders should be sent to our General Counsel and Chief Administrative Officer of the Company at C/O Coupang, Inc., 720 Olive Way, Suite 600, Seattle, Washington 98101, U.S.A.

61 | 2024 Coupang Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

COUPANG, INC.
720 OLIVE WAY, SUITE 600
SEATTLE, WA 98101

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CPNG2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V45743-P09421

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COUPANG, INC.

Company Proposals

The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 below:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Bom Kim	☐	☐	☐
1b. Neil Mehta	☐	☐	☐
1c. Jason Child	☐	☐	☐
1d. Pedro Franceschi	☐	☐	☐
1e. Benjamin Sun	☐	☐	☐
1f. Ambereen Toubassy	☐	☐	☐
1g. Kevin Warsh	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	**For**	**Against**	**Abstain**
2. To ratify the appointment of Samil Pricewaterhouse Coopers as Coupang, Inc.'s independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. To consider a non-binding vote to approve the compensation of Coupang, Inc.'s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and 2023 Annual Report on Form 10-K are available at www.proxyvote.com.

V45744-P09421

COUPANG, INC.
Annual Meeting of Stockholders
June 13, 2024 5:00 PM Pacific Time
This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Bom Kim, Chairman and Chief Executive Officer, Gaurav Anand, Chief Financial Officer, and Harold Rogers, General Counsel and Chief Administrative Officer (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Coupang, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 5:00 PM Pacific Time, on June 13, 2024, via live webcast at www.virtualshareholdermeeting.com/CPNG2024 and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY, WHEN THIS PROXY IS PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION FOR ELECTING THE NOMINEES TO THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE OF THIS CARD AND FOR PROPOSALS 2 AND 3. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote these shares unless you sign (on the reverse side) and return this card.

Continued and to be signed on reverse side